[GCI Logo]
                             LETTER TO SHAREHOLDERS

                                   May 7, 1999

                     Re: 1999 Annual Meeting of Shareholders
                         of General Communication, Inc.

Dear Shareholder:

         The board of directors of General Communication, Inc. cordially invites and encourages you to attend the annual meeting of shareholders of the Company. The meeting will be held at Josephine's Restaurant on the 15th floor in the Sheraton Hotel at 401 East 6th Avenue in Anchorage, Alaska at 6:00 p.m. (Alaska Daylight Time) on Thursday, June 10, 1999. The board has chosen the close of business on April 14, 1999 as the record date for determining the shareholders entitled to notice of and to vote at the meeting. A reception for shareholders will be held prior to the meeting from 5:00 p.m. to 6:00 p.m. at the site of the meeting.

         Copies of the Notice of Annual Meeting of Shareholders, Proxy, Proxy Statement, and annual report to shareholders in the form of the Company's Form 10-K for the year ended December 31, 1998 are enclosed covering the formal business to be conducted at the meeting.

         At the meeting, the shareholders will be asked to elect individuals to fill four positions on the board of directors as a classified board as required by the revised Bylaws of the Company, to vote on amendments to the Company's Revised 1986 Stock Option Plan, to vote on amendments to the Company's Restated Articles of Incorporation, and to conduct other business as described more fully in the Proxy Statement and as may properly come before the meeting. Regardless of the number of shares you own, your careful consideration of and vote on these matters is important.

         In order to ensure that we have a quorum and that your shares are voted at the meeting, please complete, date and sign the enclosed Proxy and return it promptly in the enclosed addressed and stamped envelope.

         In addition to conducting the formal business at the meeting, we shall also review the Company's activities over the past year and its plans for the future. I sincerely hope you will be able to join us.

                                          Sincerely,


                                          /s/
                                          Ronald A. Duncan
                                          President and Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 10, 1999

                            -------------------------


                                                                     May 7, 1999
To the Shareholders of
General Communication, Inc.

         NOTICE IS HEREBY GIVEN that, pursuant to the Bylaws of General Communication, Inc. ("Company") and the call of the board of directors of the Company ("Board"), the annual meeting ("Annual Meeting") of shareholders of the Company will be held at Josephine's Restaurant on the 15th floor in the Sheraton Hotel at 401 East 6th Avenue Anchorage, Alaska at 6:00 p.m. (Alaska Daylight
Time) on Thursday, June 10, 1999. At the meeting, shareholders will consider and vote upon the following matters:

         (1) Electing three directors, each for three-year terms, as part of Class I of the nine-member classified Board; and electing one director to complete the remaining one-year of the three-year term in Class II of the classified Board;

         (2) Approving an amendment to the Company's Revised 1986 Stock Option Plan to increase the number of shares of the Company's common stock allocated to the plan by 1.5 million shares of Class A common stock and ratifying an administrative amendment to the plan approved by the Board changing the basic eligibility criterion for an individual to be seated and to serve on the Option Committee, which administers the plan, from that of a disinterested director to that of a "non-employee director" as the term is defined in the plan;

         (3) Approving amendments to the Company's Restated Articles of Incorporation generally relating to the terms under which the Company's board of directors may approve issuance of Company preferred stock; and ratifying action by the board canceling and otherwise deleting a statement of stock designation as issued and filed with the State of Alaska and relating to a 1991 offer of preferred stock which is no longer outstanding; and

         (4) Transacting of such other business as may properly come before the Annual Meeting and any adjournment or adjournments of it.

         All of the above matters are more fully described in the accompanying Proxy Statement. A reception for shareholders will precede the Annual Meeting, commencing at 5:00 p.m.

         By resolution adopted by the Board, the close of business on April 14, 1999 has been fixed as the record date for the Annual Meeting. Only holders of shares of Class A or Class B common stock of the Company of record as of that date will be entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments of it.

         The accompanying form of Proxy is solicited by the Board. The enclosed Proxy Statement contains further information with regard to the business to be transacted at the Annual Meeting. A list of shareholders of the Company as of the Record Date will be kept at the Company's offices at 2550 Denali Street, Suite 1000, Anchorage, Alaska for a period of 30 days prior to the Annual Meeting and will be subject to inspection by any shareholder at any time during normal business hours.

         In order to ensure that we have a quorum and that your shares are voted at the Annual Meeting, please sign and date the enclosed Proxy and mail it to the secretary of the Board in the enclosed, addressed and stamped envelope. If you send in your Proxy and later do attend the Annual Meeting, you may then withdraw your Proxy should you desire to do so. However, in this case, you must revoke your Proxy in writing and present that written revocation at the Annual Meeting. Thereafter, you may vote in person if you wish. The Proxy may be revoked at any time prior to its exercise.

                                          BY ORDER OF THE BOARD OF DIRECTORS




                                          /s/
                                          John M. Lowber, Secretary

PROXY                                                                      PROXY


                           GENERAL COMMUNICATION, INC.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

              FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON

                                  June 10, 1999


         The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated May 7, 1999 and holding Class A common stock or Class B common stock of General Communication, Inc. ("Company") of record determined as of April 14, 1999, hereby appoints Ronald A. Duncan, on behalf of the board of directors of the Company, and each of them, the proxy of the undersigned, with full power of substitution, to attend the annual meeting ("Annual Meeting") of shareholders, to be held at Josephine's Restaurant on the 15th floor in the Sheraton Hotel at 401 East 6th Avenue in Anchorage, Alaska at 6:00 p.m. (Alaska Daylight Time) on Thursday, June 10, 1999 and any adjournment or adjournments of the Annual Meeting. The undersigned further directs those holders of this Proxy to vote at the Annual Meeting, as specified in this Proxy, all of the shares of common stock of the undersigned in the Company, which the undersigned would be entitled to vote if personally present, as follows:

         1. To elect three directors, each for three-year terms, as part of Class I of the nine-member classified board of directors and to elect one director to complete the remaining one-year of the three-year term in Class II of that board, as identified in this Proxy:

                  | | FOR all nominees listed          | | WITHHOLD AUTHORITY to
                      below (except as marked              vote for all nominees
                      to the contrary)                    listed below

                             (a)    Class I:      Ronald R. Beaumont
                                                  Carter F. Page
                                                  Robert M. Walp
                             (b)    Class II:     Stephen R. Mooney
INSTRUCTIONS:

         To withhold authority under this Proxy to vote for one or more individual nominees, draw a line through the name of the nominee for which you wish authority to be withheld.

         Should the undersigned choose to mark this Proxy as withholding authority to vote for one or more nominees as listed above, this Proxy will, nevertheless, be used for purposes of establishing a quorum at the Annual Meeting.

         (2) To approve an amendment to the Company's Revised 1986 Stock Option Plan to increase the number of shares of the Company's common stock allocated to the plan by 1.5 million shares of Class A common stock and to ratify an administrative amendment to the plan approved by the board of directors of the Company changing the basic eligibility criterion for an individual to serve on the Option Committee, which administers the plan, from that of a disinterested director to that of a "non-employee director" as the term is defined in the plan:
                  | | FOR | | AGAINST | | ABSTAIN

         (3) To approve amendments to the Company's Restated Articles of Incorporation generally relating to the terms under which the Company's board of directors may approve issuance of Company preferred stock; and to ratify action by the board canceling and otherwise deleting a statement of stock designation as issued and filed with the State of Alaska and relating to a 1991 offer of preferred stock which is no longer outstanding:
                  | | FOR | | AGAINST | | ABSTAIN

         (4) To transact such other business as may properly come before the Annual Meeting (including the adoption but not the ratification of the minutes of the June 4, 1998 annual meeting of shareholders of the Company) and any adjournment or adjournments of the Annual Meeting. The board at present knows of no other business to be presented by or on behalf of the Company or the Board at the Annual Meeting.

         The undersigned hereby ratifies and confirms all that the proxyholder or the holder's substitute lawfully does or causes to be done by virtue of this Proxy and hereby revokes any and all proxies given prior to this Proxy by the undersigned to vote at the Annual Meeting or any adjournments of the Annual Meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting and the Proxy Statement accompanying the Notice.


DATED:
                                            Signature of Shareholder
                                            Print Name:



                                            Signature of Shareholder
                                            Print Name:

         Please date this Proxy, sign it above as your name appears printed elsewhere on this Proxy, and return it in the enclosed envelope which requires no postage. Joint owners should each sign personally. When signing as attorney, executor, trustee, guardian, administrator, or officer of a corporation, please give that title.

         The board recommends a vote "for" proposal nos. (1), (2) and (3). This Proxy, when properly executed, will be voted as directed. If no direction is made, it will be voted "for" proposal nos. (1), (2) and (3). If any other business is properly presented at the Annual Meeting, this Proxy will be voted in accordance with the best judgment and discretion of the proxyholder.

                           GENERAL COMMUNICATION, INC.
                         2550 Denali Street, Suite 1000
                             Anchorage, Alaska 99503
                                 (907) 265-5600


                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 10, 1999


         This Proxy Statement is submitted with the Notice of Annual Meeting of Shareholders of General Communication, Inc. ("Company") where the annual meeting ("Annual Meeting") is to be held at Josephine's Restaurant on the 15th floor in the Sheraton Hotel at 401 East 6th Avenue in Anchorage, Alaska at 6:00 p.m. (Alaska Daylight Time) on Thursday, June 10, 1999.

         This Proxy Statement, the Letter to Shareholders, Notice of Annual Meeting, and the accompanying Proxy are first being sent or delivered to shareholders of the Company on or about May 7, 1999. A copy of the Company's Annual Report, in the form of the Company's Form 10-K for the year ended December 31, 1998, accompanies this Proxy Statement.
See, "Annual Report".


         DATED:  May 7, 1999


                                                                 Proxy Statement

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
COMPANY ANNUAL MEETING........................................................3

MANAGEMENT OF COMPANY.........................................................19

CERTAIN TRANSACTIONS..........................................................39

OWNERSHIP OF COMPANY..........................................................50

LITIGATION AND REGULATORY MATTERS.............................................59

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS..............................59

ANNUAL REPORT.................................................................59

SUBMISSION OF SHAREHOLDER PROPOSALS...........................................59



                                                                 Proxy Statement

                             COMPANY ANNUAL MEETING

Voting Procedure

         Overview. This Proxy Statement is furnished in connection with the solicitation by the Company's board of directors ("Board") of proxies from the holders of the Company's Class A and Class B common stock for use at the Annual Meeting. The Proxy Statement, Letter to Shareholders, Notice of Annual Meeting and accompanying Board proxy ("Proxy") are first being sent or delivered to shareholders of the Company on or about May 7, 1999. A copy of the Company's Annual Report, in the form of the Company's Form 10-K, for the year ended December 31, 1998, accompanies this Proxy Statement. See, "Annual Report."

         Time and Place. The Annual Meeting will be held at Josephine's Restaurant on the 15th floor in the Sheraton Hotel at 401 East 6th Avenue in Anchorage, Alaska at 6 p.m. (Alaska Daylight Time) on Thursday, June 10, 1999. A reception for shareholders will commence at 5 p.m. at that location.

         Purpose. As indicated in the Notice of Annual Meeting, the following matters will be considered and voted upon at the Annual Meeting:

         - Electing three directors in Class I of the classified Board for three-year terms and electing one director to complete the remaining one-year of the three-year term in Class II of the board

         -        Approving  certain  amendments  ("Plan   Amendments")  to  the
                  Company's Revised 1986 Stock Option Plan ("Stock Option Plan")

         - Approving certain amendments ("Article Amendments") to the Company's Restated Articles of Incorporation ("Articles") and ratifying action of the board canceling and otherwise deleting a previous statement of stock designation as issued and filed with the State of Alaska and relating to a 1991 offer of preferred stock no longer outstanding ("1991 Designation")

         - Transacting such other business as may properly come before the meeting and any adjournment or adjournments of it

         Outstanding Voting Securities. Only holders of common stock of the Company as of the record date for the Annual Meeting ("Shareholders") will be entitled to notice of, and to vote at, the Annual Meeting. The Board has chosen the close of business on April 14, 1999 as the record date for the Annual Meeting ("Record Date"). As of the Record Date and under the Company's Restated Articles


                                                                 Proxy Statement
of Incorporation ("Articles"), the common stock of the Company was divided into two classes:

         - Class A common stock, for which the holder of a share is entitled to one vote

         - Class B common stock, for which the holder of a share is entitled to ten votes

On the Record Date, there were 45,666,193 shares of Class A common stock and 4,054,488 shares of Class B common stock outstanding and entitled to be voted at the Annual Meeting.

         Voting Rights, Votes Required for Approval. Except as otherwise provided by applicable law or the Articles, at any meeting of the shareholders, a simple majority of the issued and outstanding common stock of the Company entitled to be voted as of the record date for the meeting will constitute a quorum. As an example, since there were a total of 45,666,193 shares of Class A and 4,054,488 shares of Class B common stock issued and outstanding and entitled to be voted as of the Record Date, a quorum would be established by the presence of Shareholders, directly or by proxy, holding at least 2,560,657 shares of Class A common stock and all 4,054,488 shares of Class B common stock.

         Because of the ten-for-one voting power of the Class B common stock, shares of that stock have a substantial impact on the voting power for purposes of taking votes on matters addressed at the Annual Meeting. The total number of votes to which Class A common stock and Class B common stock were entitled as of the Record Date were 45,666,193 and 40,544,880 respectively.

         Adoption of the Annual Meeting agenda items pertaining to electing directors, approving amendments to the Stock Option Plan and approving amendments to the Articles each require an affirmative vote of the holders of at least a simple majority of voting power of the issued and outstanding Class A common stock and Class B common stock of the Company entitled to be voted as of the Record Date. The Articles expressly provide for non-cumulative voting in the election of directors.

         As of the Record Date, the number and percentage of outstanding shares entitled to vote held by directors and executive officers of the Company and their affiliates were 3,376,970 shares of Company Class A common stock, constituting approximately 7.2% of the outstanding stock in that class and 1,489,772 shares of Company Class B common stock, constituting approximately 37.0% of the outstanding stock in that class.


                                                                 Proxy Statement

         As of the Record Date, 9,448,587 shares of Company Class A common stock, constituting approximately 20.1% of the outstanding stock in that class, and 2,030,591 shares of Company Class B common stock, constituting approximately 50.1% of the outstanding stock in that class, were subject to a voting agreement ("Voting Agreement"). Also as of the Record Date the voting power of the common stock of the Company subject to the Voting Agreement was approximately 34.5% of the effective voting power of the combined outstanding Class A and Class B common stock of the Company. As of the Record Date, when combined, the voting power held by management of the Company and the parties to the Voting Agreement constituted approximately 45.3% of the outstanding voting power of Class A and Class B common stock of the Company. See, "Management of Company: Voting Agreement."

         In past annual meetings, the parties to the Voting Agreement have voted for management's slates of nominees for the Board. Management has no reason to believe the parties to the present Voting Agreement will not vote for management's slate of nominees for the Board as identified in this Proxy Statement. See, "Management of Company: Voting Agreement"; "Ownership of
Company: Principal Shareholders" and "-- Changes in Control--Voting Agreement."

         Proxies. The accompanying form of Proxy is being solicited on behalf of the Board for use at the Annual Meeting.

         Subject to the conditions described in this section, the shares represented by each Proxy executed in the accompanying form of Proxy will be voted at the Annual Meeting in accordance with the instructions in that Proxy. The Proxy will be voted for management's nominees for directors as a classified board and as otherwise specified in the Proxy, unless a contrary choice is specified.

         All votes cast by shareholders, directly or by Proxy completed and executed in accordance with the instructions on the Proxy, will be counted at the Annual Meeting. A Proxy having one or more clearly marked abstentions or having no indication of a vote on one or more of the proposals to be addressed at the Annual Meeting will be honored as an abstention or non-vote, respectively. However, such a Proxy will be counted for purposes of establishing a quorum at the Annual Meeting.

         A Proxy executed in the form enclosed may be revoked by the Shareholder signing the Proxy at any time before the authority granted under the Proxy is exercised by giving written notice to the Secretary of the Board. That notice must be delivered to 2550 Denali Street, Suite 1000, Anchorage, Alaska or at the Annual Meeting. Thereafter the Shareholder signing the Proxy may vote in person or by other proxy as provided by the revised Bylaws of the Company in effect as of the


                                                                 Proxy Statement

Record Date ("Bylaws"). The Shareholder signing the Proxy may also revoke that proxy by a duly executed proxy bearing a later date.

         The expenses of the Proxy solicitation made by the Board for the Annual Meeting, including the cost of preparing, assembling and mailing the Notice of Annual Meeting, Proxy, Proxy Statement, and return envelopes, the handling and tabulation of proxies received, and charges of brokerage houses and other institutions, nominees or fiduciaries for forwarding such documents to beneficial owners, will be paid by the Company. In addition to the mailing of these proxy materials, solicitation may be made in person or by telephone, telecopy, telegraph, or electronic mail by officers, directors, or regular employees of the Company, none of whom will receive additional compensation for that effort.

Director Elections

         Overview. The Board is composed of nine directors classified into three classes: Class I, Class II, and Class III, with three members per class, respectively.

         At the Annual Meeting, three individuals will be elected to positions in Class I of the Board for three-year terms, and one individual will be elected to a position in Class II of the board to complete the remaining one-year of the three-year term in that class. The individuals so elected will serve subject to the provisions of the Bylaws and until the election and qualification of their respective successors.

         Management believes that its proposed nominees for election as directors are willing to serve as such. It is intended that the proxy holders named in the accompanying form of Proxy or their substitutes will vote for the election of these nominees unless specifically instructed to the contrary. However, if any nominee at the time of the election is unable or unwilling or is otherwise unavailable for election and as a consequence, other nominees are designated, the proxy holders named in the Proxy or their substitutes will have discretion and authority to vote or refrain from voting in accordance with their judgment with respect to other nominees.

         Recommendation of Board. Management and the Board recommend to the Shareholders a vote "FOR" the slate of four directors for the positions up for election at the Annual Meeting, i.e., a vote for item number 1 on the Proxy. This slate of directors and their respective classes are as follows:

         -        Ronald R. Beaumont (Class I)

         -        Carter F. Page (Class I)

         -        Robert M. Walp (Class I)


                                                                 Proxy Statement

         -        Stephen R. Mooney (Class II)

Background and other information on each of the nominees is provided elsewhere in this Proxy Statement. See, "Management of Company."

         Messrs. Beaumont, Mooney, and Walp are Board nominees recommended by the parties to the Voting Agreement in accordance with the terms of that agreement. In particular, Messrs. Beaumont and Mooney are recommended at the request of MCI WorldCom, Inc. (together with its subsidiaries, "MCI WorldCom"). Mr. Walp, as a party to the Voting Agreement, has recommended himself as a Board nominee. See, "Management of Company: Voting Agreement."

Plan Amendments

         General. The Plan Amendments include increasing the number of shares authorized and allocated to the Stock Option Plan by 1.5 million shares of Class A common stock of the Company. In addition, in October 1998, the Board approved an administrative amendment to the plan relating to eligibility of Board members to serve on the committee that administers the plan ("Option Committee"). The Plan Amendments, therefore, also include seeking ratification of that administrative amendment.

         The terms, history and purpose of the Stock Option Plan are discussed elsewhere in this Proxy Statement. See "Management of Company: Stock Option Plan."

         The Company has, under its Articles, sufficient shares of Class A common stock authorized and unissued to satisfy the proposed increased allocation of common stock. Management believes the other amendment contained in the Plan Amendments is administrative in nature and does not require the approval of the Shareholders. However, since the Board seeks Shareholder approval of the increased allocation of shares to the Stock Option Plan, it is taking the opportunity to seek Shareholder ratification of that other administrative amendment to the plan.

         As of the Record Date, options had been granted pursuant to the Stock Option Plan (and remained outstanding or had been exercised and shares had been issued) involving 5,222,558 shares of Class A common stock of the Company. Therefore, only 477,442 shares remained of the 5,700,000 shares authorized and allocated to the Stock Option Plan.

         There were, as of the Record Date, seven executive officers including all of the Named Executive Officers, three current directors who are not executive officers, and 772 other employees (including officers who are not executive officers), participating in the Stock Option Plan. This level of participation is out of a total of seven eligible


                                                                 Proxy Statement
executive officers, five Named Executive Officers, eight current directors who are not executive officers, and 977 employees (including officers who are not executive officers) of the Company. The Stock Option Plan has been in place for many years. Options under the plan are granted in the discretion of the Option Committee. As of the Record Date, the committee had no specific plan to grant options to specific executive officers, directors or employees of the Company or its subsidiaries or their subsidiaries.

         The Plan. Under the Stock Option Plan, key employees of the Company, a subsidiary of the Company, or a subsidiary of a subsidiary of the Company (including officers and directors who are employees) and non-employee directors of the Company or those subsidiaries are eligible for grant of options. The selection of optionees is made by the Option Committee. In selecting an optionee, as well as in determining the number of shares subject to each option, the committee is to take into consideration such factors as it deems relevant in connection with accomplishing the purpose of the plan.

         No maximum or minimum exists with regard to the amount, either in dollars or in numbers, of options that may be exercised in any year, either by any single optionee or by all optionees under the Stock Option Plan. That is, there are no fixed limitations on the number or amount of securities being offered, other than the practical limitations imposed by the number of employees eligible to participate in the plan and the total number of shares of stock authorized and available for granting under the plan. Shares covered by options which have terminated or expired for any reason prior to their exercise are available for grant of new options pursuant to the plan.

         The administrative changes adopted by the Board pertain to the criteria for eligibility for an individual to be seated on the Option Committee. The new provision found at Section 2 of the revised plan requires that the committee be composed of non-employee directors.

         As a "non-employee director" member of the Option Committee, the individual is not or does not have any of the following relationships with the Company or a subsidiary of the Company:

         -        An officer or otherwise currently employed by those entities

         - Receive compensation from those entities for services rendered as a consultant or in any capacity other than as a director


                                                                 Proxy Statement

         - Possess a direct or indirect material interest in any other transaction in an amount in excess of $60,000 in which one or more of those entities was or is to be a party

         -        Engage in a business relationship where the member --

                  - Is, was or has been, during the Company's last fiscal year, an executive officer of or owns or has owned during that period in excess of 10% equity interest in any business or professional person that has made or proposes to make payments to those entities for property or services in excess of 5% of the consolidated gross revenues for the Company's last full fiscal year or the other person's consolidated gross revenue for its last full fiscal year

                  - Is, was or has been, during the Company's last fiscal year, an executive officer of or owns or has owned during that period in excess of 10% equity interest in any business or professional person to which those entities have made or propose to make payments for property or services in excess of 5% of the Company's consolidated gross revenues for its last full fiscal year or the other person's consolidated gross revenue for its last full fiscal year

                  - Is or has been, during the Company's last fiscal year, an executive officer of or owns or has owned during that period in excess of 10% equity interest in any business or professional person to which those entities are or were indebted at the end of the Company's last full fiscal year in an aggregate amount in excess of 5% of the Company's total consolidated assets at the end of that fiscal year

                  - Is or has been, during the Company's last fiscal year, a member of or counsel to a law firm that the Company has retained during that period or proposes to retain during the subsequent fiscal year

                  - Is or has been, during the Company's last fiscal year, a partner or executive officer of any investment banking firm that has performed services for the Company, other than as a participating underwriter in a syndicate during that period, or that the Company proposes to have perform services during the subsequent fiscal year


                                                                 Proxy Statement

                  - Other relationships of which the Company is aware between the member and the Company that are substantially similar in nature and scope to the previously outlined relationships

The term "officer" when applied to the Company is defined in the Stock Option Plan as president, principal finance officer, principal accounting officer, an executive officer, any vice-president of the Company in charge of a principal business account, division or function, any other officer who performs a policy-making function or any other person who performs similar policy-making functions for the Company.

         The eligibility criterion under the Stock Option Plan was changed from that based upon a "disinterested director" to that based upon a "non-employee director." This change was made to accommodate a changed made in federal Rule 16b-3 adopted pursuant to the Exchange Act. That rule had previously provided an exemption based upon a plan committee composed of disinterested directors, and that exemption now is based upon a plan committee composed of non-employee directors as previously described.

         The board, in adopting the administrative changes to the Stock Option Plan, allowed certain stock transactions between the Company, as a registrant under the Exchange Act, and a participant in the plan to continue to be exempt from the limitations imposed by Section 16(b) of the act through satisfying the revised requirements of Rule 16b-3 for employee benefit plans. Section 16(b) provides, in order to prevent unfair use of information which may have been obtained by a beneficial owner, director, or officer through the person's relationship to the registrant, that any profit realized by the person from any purchase and sale or any sale and purchase of common stock of the registrant within any period less than six months, with limited exceptions, must inure to and be recoverable by the registrant.

         Management does not believe that these administrative changes affect the value of an option or the rights of an optionee under the Stock Option Plan. Therefore, the Board believes it has authority to make these changes to the plan in compliance with the terms of Rule 16b-3. Nevertheless, the Board seeks the ratification of the Shareholders with respect to these administrative changes.

         The Stock Option Plan provides for its continued existence for so long as the Board believes the plan provides an incentive to officers and employees of the Company and for so long as there remain shares of Class A common stock allocated to the plan which are not subject to outstanding options. In the future, should the plan have no more shares of Class A common stock allocated to it, the Board would have the choice of seeking approval from the shareholders for another allocation of shares to the plan, discontinuing further granting of options, or suspending or terminating the plan. The shareholders of the Company have approved increased


                                                                 Proxy Statement
allocations of shares to the plan on several occasions. Most recently, the shareholders at the 1997 annual shareholder meeting approved an increase in the number of shares authorized and allocated to the plan in the amount of 2.5 million shares of Class A common stock.

         In summary, the primary effects of the proposed Stock Option Plan Amendments on the Stock Option Plan will be to make more stock available for options granted under the plan and to allow plan transactions by participants in the plan to continue to be exempt from the restrictions of Section 16(b) of the Exchange Act through the provisions of Rule 16b-3.

         While the number of shares of Class A common stock allocated to but unused by the plan has dwindled, management's policy of using incentive options to urge key employees and officers to work diligently in the best interest of the Company has not been curtailed or otherwise limited in the past. Management does not believe the Plan Amendments would have affected the level of grants of options under the plan had the amendments been effective throughout the year ended December 31, 1998.

         Management believes that the Stock Option Plan has proven to be useful and beneficial to the Company as a special incentive to officers, non-employee directors, and other key employees, especially when recruiting and retaining new personnel. It has provided a means for these persons to acquire an equity interest in the Company. The Stock Option Plan has been in operation for approximately thirteen years. Furthermore, the business expansion by the Company during the past several years has increased the number of persons to whom management may wish to grant options under the plan. For these reasons, management believes that the number of shares of Class A common stock allocated to the plan should be increased so that the Company may continue to provide the special incentive of stock options to its expanded cadre of officers, non-employee directors, and key employees.

         As of the Record Date, the closing sales price on the Nasdaq Stock Market was $4.625 per share for the Class A common stock of the Company.

         The federal income tax consequences of an optionee's participation in the Stock Option Plan are complex and subject to change. The following discussion is only a summary of the general rules applicable to the options offered pursuant to the plan. The Company assumes no responsibility in connection with the income tax liability of any optionee. Under the administration of the plan, optionees are urged to obtain competent professional advice regarding the applicability of federal, state, and local tax laws.

         The options granted under the Stock Option Plan are characterized for federal income tax purposes as non-qualified stock options. The options are not actively


                                                                 Proxy Statement
traded on an established securities market. When granted, options under the plan will not have a readily ascertainable fair market value. Accordingly, an optionee will not be subject to tax upon grant of such an option. However, upon exercise of the option, the excess of the then fair market value of the shares purchased over the aggregate option exercise price for the shares will constitute ordinary income to the optionee. To the extent that the optionee realizes ordinary income (which ordinary income is subject to federal income tax withholding by the Company), the Company is entitled to claim a deduction against its gross income, provided that the cost to the Company constitutes an ordinary and necessary business expense.

         Upon resale of any shares acquired pursuant to the exercise of an option, the difference between the sale price and the optionee's basis in the shares will be treated as a capital gain or loss and will be characterized as long-term capital gain or loss if the shares have been held for more than 12 months at the date of their disposition. The optionee's basis for determination of gain or loss upon any subsequent disposition of shares acquired upon the exercise of the option will be the amount paid for such shares, plus any ordinary income recognized as a result of the exercise.

         Generally, there will be no federal income tax consequence to the Company upon the grant or termination of an option under the Stock Option Plan or the sale or disposition of the shares acquired upon the exercise of the option. However, upon the exercise of an option, the Company will be entitled to a deduction, for federal income tax purposes, equal to the amount of ordinary income the optionee is required to recognize as a result of the exercise, provided the Company has satisfied its withholding obligations under the Internal Revenue Code of 1986.


         Recommendation of Board. The Board has passed resolutions expressly to adopt the Stock Option Plan Amendments. As a further step in the adoption of the proposed amendments, the following resolution will be offered at the Annual Meeting for consideration by the Shareholders:

                  "RESOLVED, that the following amendments to the Revised 1986 Stock Option Plan ("Stock Option Plan") of General Communication, Inc. ("Company") adopted by the board of directors of the Company at its April 21, 1999 meeting, relating to an increase in the amount of shares authorized, and at its October 30, 1998 meeting relating to an administrative amendment, are hereby approved and otherwise ratified by the shareholders of the Company: (1) to increase the number of shares authorized and allocated to the Stock Option Plan by 1.5 million shares of Class A


                                                                 Proxy Statement
                  common stock, i.e., to increase that number of authorized shares from 5.7 million shares to 7.2 million shares of Class A common stock; and (2) to amend the Stock Option Plan to change the basic eligibility criterion for an individual to be seated and to serve on the Option Committee, which administers the plan, from that of a disinterested director to that of a "non-employee director" as the term is defined in the plan.

         The Board, through the Proxy Statement, recommends to the Shareholders a vote "FOR" the adoption of the proposed Stock Option Plan Amendments, i.e., proposal number 2 of the Proxy. The voting rights of Shareholders on this proposal are set forth elsewhere in this section. See, "--Voting Procedure:
Voting Rights, Votes Required for Approval."


Article Amendments, 1991 Designation

         Article Amendments. The Article Amendments are proposed amendments to the Company's Restated Articles of Incorporation and center on Article IV. That article relates to the capital stock of the Company.

         Under Article IV, the Company is authorized to issue, in addition to Class A and Class B common stock, up to one million shares of preferred stock ("Preferred Stock"). The terms and conditions under which the Preferred Stock may be issued are set forth in Article IV of the Articles. Those terms and conditions do not expressly include a right to elect additional directors to the Board, except when the Company is in non-compliance with specific terms in the issuance of the Preferred Stock. Furthermore, Article IV limits the voting power of Preferred Stock to no more than 5% of the voting power of the outstanding common stock of the Company.

         Article IV, Subsection (c) includes a general authorization in the Board to issue that Preferred Stock, subject to rights, preferences and limitations of the shares of each series as the Board may establish. The subsection also includes a list of specific terms to which this authority extends. The Article Amendments delete this specific list.

         The specific terms included in the list are as follows: (1) the number of shares initially constituting a series; (2) the extent, if any, to which the series may have voting rights, subject to a limitation on voting rights in preferred stock as compared to outstanding common stock of the Company; (3) dividend rights; (4) rights in the event


                                                                 Proxy Statement
of liquidation or dissolution of the Company or upon distribution of its assets;
(5) conversion privileges; (6) redemption rights; (7) voting rights in the election of directors under specific circumstances; (8) limited voting rights on other specific actions by the Company; and (9) other preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions on such stock.

         This list has been in the Articles for a number of years and was last amended in 1991. The list does not expand the authority of the Board otherwise set forth in the preamble text of Article IV, Section (c). It merely sets forth specific authority of the Board as including those items in the list. In so doing, Article IV, Section (c) suggests ways that the Board may fashion the terms and conditions of a specific series of preferred stock, with one exception as set forth in Article IV, Subsection (c)(ii). Under that subsection, a limitation in the voting rights of holders of Preferred Stock relative to voting rights of holders of common stock of the Company is set forth. It provides that the voting rights, if any, of the Preferred Stock to be issued and any Preferred Stock which is outstanding at the time must not exceed 5% of the aggregate voting rights for all common stock of the Company issued and outstanding. The Article Amendments delete this limitation in its entirety. With its elimination, the Board may establish as allowed by law the extent, if any, to which a series of Preferred Stock may have voting rights, regardless of the relative voting strength compared to the outstanding common stock.

         One of the terms of the Preferred Stock Offering would allow the holders of Preferred Stock the exclusive right to vote on certain specific actions of the Company as previously described. That provision, if implemented, would be in conflict with the present provisions of Article IV, Subsection
(c)(ii). The deletion of the limitation will expressly accommodate the intended terms of that offering.

         The Board believes the Article Amendments will provide it greater flexibility in fashioning terms and conditions of future issuances of Preferred Stock, if any, as well as certain of the terms of the Preferred Stock Offering, to meet the financial needs of the Company in an increasingly competitive telecommunications industry.

         While the Article Amendments are being made, in part, to accommodate the requirements of the Preferred Stock Offering as discussed elsewhere in this Proxy Statement, they can be used in the future for other offerings of Preferred Stock authorized by the Board. See, "--Certain Transactions: Preferred Stock Offering."


                                                                 Proxy Statement

         Ratification of Repeal of 1991 Designation. In April 1999, the Board, by resolution, cancelled and otherwise deleted the 1991 Designation. That designation set forth specific terms of and was used as the basis for the issuance of Series A Preferred Stock in 1991. That stock was later retired, and no other Preferred Stock has since been issued under that designation. The Board seeks Shareholder ratification of the cancellation of the 1991 Designation.

         Under the Alaska Corporations Code, if articles of incorporation expressly vest authority in the corporation's board and to the extent that the corporation's articles do not establish series and fix terms and determine variations in relative rights and preferences between series, the board may divide a class into series. Under that code and the corporation's articles, that board may fix and determine the relative rights and preferences of the shares of a series. The Articles set forth general terms under which Preferred Stock may be issued and expressly authorizes the Board to provide for the issuance of Preferred Stock. However, the Articles do not specifically fix and determine the relative rights and preferences between series. The Articles vest authority in the Board to establish series and fix and determine variations in the relative rights and preferences between series in accordance with guidelines set forth in the Articles.

         The Board adopted the 1991 Designation, filed it with the Alaska Department of Commerce and Economic Development in accordance with the Alaska Corporations Code, and issued Series A Preferred Stock. Under that code, the effect of that filing constituted an amendment to the Articles. The stock issued in the 1991 Designation was subsequently retired, and no other Preferred Stock has been issued pursuant to that designation. In April 1999, the Board chose to cancel and otherwise delete the 1991 Designation in that it had no further use for the designation and it wished to establish a new statement of stock designation for the Preferred Stock Offering as further described elsewhere in this Proxy Statement. See, "Certain Transactions: Preferred Stock Offering."

         Shareholder approval of a statement of stock designation adopted by a corporation's board in a manner as previously described is not required under the Alaska Corporations Code. Furthermore, the board believes it has the authority to cancel and otherwise delete the 1991 Designation. Nevertheless, the Board seeks ratification of the Shareholders with respect to this cancellation action.

         Summary, Preferred Stock Offering. The present Article IV, Section (c) of the Articles allows some flexibility to the Board in fashioning the terms of issuance of Preferred Stock. The Article Amendments eliminate the list of suggested terms and conditions for use by the Board in authorizing the issuance of a series of Preferred Stock. The Article Amendments do not reduce the authority of the Board. With the elimination of the list, the specific condition on voting rights relative to the voting rights of the outstanding common


                                                                 Proxy Statement
stock is eliminated thus giving the Board greater flexibility to accommodate timely negotiations with prospective investors in Preferred Stock to satisfy ongoing capital needs in operating in the highly competitive telecommunications industry, and to avoid the expense of holding a shareholder's meeting to approve Preferred Stock terms which would be restricted by such provisions.

         As of the Record Date, the Company was considering entering into the Preferred Stock Offering. Subsequently, the Board authorized the Preferred Stock Offering and issuance of the Preferred Stock Shares. Certain terms of that offering require the Board to seek Shareholder approval of the Article
Amendments. In particular, the provision of Article IV, Subsection (c)(ii) limiting the voting rights of Preferred Stock prohibits the holders of that stock from voting as a class or otherwise requiring the consent of those holders before the Company may take specific action on matters normally requiring a vote of shareholders. The portion of the Article Amendments specifically eliminating Subsection (c)(ii) would allow that portion of the terms of issuance of the Preferred Stock Shares in the offering to become effective. These terms specifically require that the Company obtain the consent of the holders of those shares on any of the following actions:

         - Merging or consolidating the Company with another entity or selling all or substantially all of the Company assets, in any case where the term of that action would significantly and adversely affect the rights, privileges, and preferences of the Preferred Stock Shares

         -        Liquidating or dissolving the Company

The terms of the Preferred Stock Offering are further described elsewhere in this Proxy Statement. See, "Certain Transactions: Preferred Stock Offering." The Board has also taken this opportunity to propose other amendments to Article IV and to seek ratification of the cancellation of the 1991 Designation as previously outlined.

         Should the Shareholders not approve the Article Amendments, the Company will not be able to satisfy an expectation by the investors in the Preferred Stock Offering to enjoy the limited voting rights provided through those amendments. Should the Article Amendments not be approved by the Shareholders, management of the Company will so inform the investors in the Preferred Stock Offering. Management is of the opinion that it will thereby have satisfied its promise to those investors to present these matters for a vote by the Shareholders and to recommend to the Shareholders that the amendments be adopted.

         It is the intent of the Board, subsequent to Shareholder approval of the Article Amendments, to file with the Alaska Department of Commerce and Economic Development completed Articles of Amendment and separately, Restated Articles of Incorporation for the Company ("Restated Articles"). The Articles of Amendment,


                                                                 Proxy Statement
when filed with the department, will effectuate the changes to the Articles as set forth in the Article Amendments. The Restated Articles will simply restate the Articles as amended through the Articles of Amendment in a new sequence of subsections with the Article Amendments integrated into Article IV and will expressly supersede all previous articles of incorporation for the Company. Copies of the draft Articles of Amendment and the Restated Articles are available free of charge to a Shareholder upon request to the Company to the attention of the Secretary to the Board.

         Recommendation of Board. The Board has passed a resolution expressly to adopt the Articles of Amendment and, with Shareholder approval of those amendments, to adopt the Restated Articles. As a further step in the adoption of the Article Amendments, the following resolution will be offered at the Annual Meeting for consideration by the Shareholders:

                  RESOLVED that the amendments to Article IV, Section (c) of the Restated Articles of Incorporation for General Communication, Inc. ("Company"), adopted by the board of directors of the Company at its April 21, 1999 meeting and as contained in the Articles of Amendment to the Restated Articles of Incorporation of the Company attached to this resolution and generally relating to the terms under which the board may approve issuance of Company Preferred Stock are approved; and that the action by the board to cancel and otherwise delete a statement of stock designation as filed with the Alaska Department of Commerce and Economic Development on or about January 17, 1991 pursuant to authority vested in the board under the Alaska Corporations Code is hereby ratified and otherwise approved.

         The Board, through the Proxy Statement, recommends to the Shareholders, a vote "FOR" the adoption of the proposed Article Amendments and the ratification of the repeal of the 1991 Designation, i.e., proposal number 3 of the Proxy. The voting rights of Shareholders on this proposal are set forth elsewhere in this section. See, "--Voting Procedure -- Voting Rights, Votes Required for Approval."


Other Business

         As part of such other business at the Annual Meeting, the Shareholders will be asked to approve the minutes of the past annual meeting of shareholders of the Company held on June 4, 1998. The Proxy will then also be used in the discretion of the proxy holder to vote for the adoption of those minutes. A vote for the adoption of


                                                                 Proxy Statement
those minutes will be an affirmation that the minutes, as written, properly reflect the proceedings of that meeting and the action taken at that meeting. However, such a vote will not be an action constituting approval or disapproval of the matters referred to in those minutes.

         Other than adoption of the minutes of that past annual meeting, the Board does not intend to bring any other matter before the Annual Meeting and does not know of any other matter which anyone else proposes to present for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the accompanying form of Proxy or their duly constituted substitutes acting at the Annual Meeting will be deemed authorized to vote or otherwise act upon those matters in accordance with their judgment.


                                                                 Proxy Statement

                              MANAGEMENT OF COMPANY

Directors and Executive Officers

         The following table sets forth certain  information about the Company's directors and executive officers as of the Record Date.
         Name                                      Age          Position
         ----                                      ---          --------
         Carter F. Page (1,2,3)                     67          Chairman and Director
         Ronald A. Duncan (1,3)                     46          President, Chief Executive Officer and Director
         Robert M. Walp (1,3)                       71          Vice Chairman and Director
         John M. Lowber (2)                         49          Senior Vice President, Chief Financial Officer,
                                                                Secretary and Treasurer
         G. Wilson Hughes                           53          Executive Vice President and General Manager
         William C. Behnke                          41          Senior Vice President-Marketing and Sales
         Richard P. Dowling                         55          Senior Vice President-Corporate Development
         Dana L. Tindall                            37          Senior Vice President-Regulatory Affairs
         Ronald R. Beaumont (1,3,4)                 50          Director
         Donne F. Fisher (1,2,3)                    60          Director
         William P.Glasgow (1,3,4)                  40          Director
         Stephen R. Mooney (1,4)                    39          Director
         Larry E. Romrell (1,3,4)                   59          Director
         James M. Schneider (1,3)                   46          Director

------------------------
1 Member of Audit Committee and Compensation Committee.

2 Member of Finance Committee.

3 The present  classification of the Board is as follows: (1) Class I -- Messrs.
  Beaumont, Page, and Walp, whose present terms expire at the time of the Annual Meeting; (2) Class II -- Messrs. Duncan, Mooney and Romrell whose present terms expire at the time of the 2000 annual shareholder meeting; and (3) Class III -- Messrs. Fisher, Glasgow, and Schneider, whose present terms expire at the time of the 2001 annual shareholder meeting.

4 Member of Option Committee.
------------------------

                                                                 Proxy Statement

         Carter F. Page. Nominee. Mr. Page has served as Chairman and a director of the Company since 1980. From December 1987 to December 1989, he served as a consultant to WestMarc Communications, Inc. ("WestMarc") in matters related to the Company. Mr. Page served as President and director of WestMarc from 1972 to December 1987. Since then and as of the Record Date, he has been managing general partner of Semaphore Partners, a general partnership and investment vehicle in the communications industry.

         Ronald A. Duncan. Mr. Duncan is a co-founder of the Company and has been a director of the Company since 1979. Mr. Duncan has served as President and Chief Executive Officer of the Company since January 1, 1989. From 1979 through December 1988 he was the Executive Vice President of the Company. Mr. Duncan's term as director expires in 2000. He is his own nominee to the Board pursuant to the Voting Agreement. See, within this section, "-- Voting Agreement."

         Robert M. Walp. Nominee. Mr. Walp is a co-founder of the Company and has been a director of the Company since 1979. Mr. Walp has served as Vice Chairman of the Company since January 1, 1989 and is an employee of the Company. From 1979 through 1988, he served as President and Chief Executive Officer of the Company. Mr. Walp is his own nominee to the Board pursuant to the Voting Agreement. See, within this section, "-- Voting Agreement."

         John M. Lowber. Mr. Lowber has served as Chief Financial Officer of the Company since January 1987, as Secretary and Treasurer since July 1988 and as Senior Vice President since December 1989. He was Vice President-Administration for the Company from 1985 to December 1989. Prior to joining the Company, Mr. Lowber was a senior manager at KPMG Peat Marwick.

         G. Wilson Hughes. Mr. Hughes has served as Executive Vice President and General Manager of the Company since June 1991. He was President and a member of the board of directors of Northern Air Cargo, Inc. from March 1989 to June 1991. From June 1984 to December 1988, Mr. Hughes was President and a member of the board of directors of Enserch Alaska Services, Inc.

         William C. Behnke. Mr Behnke has served as Senior Vice President-Marketing and Sales for the Company since January 1994. He was Vice President of the Company and President of GCI Network Systems, Inc., a former subsidiary of the Company, from February 1992 to January 1994. From June 1989 to February 1992, Mr. Behnke was Vice President of the Company and General Manager of GCI Network Systems, Inc. From August 1984 to June 1989, he was Senior Vice President for TransAlaska Data Systems, Inc.


                                                                 Proxy Statement

         Richard P. Dowling. Mr. Dowling has served as Senior Vice President-Corporate Development for the Company since December 1990. He was Senior Vice President-Operations and Engineering for the Company from December 1989 to December 1990. From 1981 to December 1989, Mr. Dowling served as Vice President-Operations and Engineering for the Company.

         Dana L. Tindall. Ms. Tindall has served as Senior Vice President-Regulatory Affairs since January 1994. She was Vice President-Regulatory Affairs for the Company from January 1991 to January 1994. From October 1989 through December 1990, Ms. Tindall was Director of Regulatory Affairs for the Company, and she served as Manager of Regulatory Affairs for the Company from 1985 to October 1989. In addition, Ms. Tindall was an adjunct professor of telecommunications economics at Alaska Pacific University from September through December 1995.

         Ronald R. Beaumont. Nominee. Mr. Beaumont has served as a director of the Company since his appointment by the Board in February 1999. He has more than 25 years experience in the telecommunications industry. Mr. Beaumont has been President of Operations and Technology at MCI WorldCom since September 1998. Prior to that, he was President of WorldCom Network Services from its formation, after the merger of WorldCom and MFS Communications in December 1996, to September 1998. Prior to that, he was President and Chief Executive Officer of MFS North America, Inc. from October 1994 to December 1996. Mr. Beaumont is one of MCI WorldCom's nominees to the Board pursuant to the Voting Agreement. See, within this section, "--Voting Agreement."

         Donne F. Fisher. Mr. Fisher has served as a director of the Company since 1980. Mr. Fisher had been a consultant to Tele-Communications, Inc. ("TCI") from January 1996 to and a director of TCI from 1980 to March 1999 when TCI merged into AT&T. From 1982 until 1996, he held various executive officer positions with TCI and its subsidiaries. Mr. Fisher had served on the board of directors of most of TCI's subsidiaries through the years and continues to serve on the board of TCI Music, Inc. He presently manages his personal assets and is involved in the management of Fisher Capital Partners, Ltd. His term as director of the Company expires in 2001.

         William P. Glasgow. Mr. Glasgow has served as a director of the Company since 1996. Since July 1996, he has been President of Prime II Management, Inc., a Delaware corporation and sole general partner of Prime Management. Prior to that, he was Senior Vice President-Finance from September 1991 and Vice
President-Finance of Prime Cable Fund I, Inc. from February 1989 to September 1991. Mr. Glasgow joined Prime Cable Corp. (an affiliate of Prime II Management, Inc.) in 1983 and served in various capacities until that corporation was liquidated in 1987. His term as director of the Company expires in 2001. In the past, he has been a nominee recommended by the parties to the Voting Agreement in accordance with


                                                                 Proxy Statement
the terms of that agreement and at the request of Prime Management as described elsewhere in this section. See, within this section, "-- Voting Agreement."

         Stephen R. Mooney. Nominee. Mr. Mooney has served as a director of the Company since his appointment by the Board in January 1999. He has been Vice President of MCI WorldCom Venture Fund, Inc. since February 1999. Prior to that, he held various corporate development positions with MCI Communications Corporation and MCImetro, Inc. Mr. Mooney is one of MCI WorldCom's nominees to the Board pursuant to the Voting Agreement. See, within this section, "-- Voting Agreement."

         Larry E. Romrell. Mr. Romrell has served as a director of the Company since 1980. He has served as consultant for AT&T since March 1999. Prior to that, from 1994 to March 1999, he was an Executive Vice President of TCI and the President and a director of TCI Technology Ventures, Inc. From 1991 to 1994, Mr. Romrell was a Senior Vice President of TCI. He is also a director of Teleport Communications Group, Inc. and of United Video Satellite Group. He serves on the compensation committee of United Video Satellite Group. His term as director of the Company expires in 2000.

         James M. Schneider. Mr. Schneider has served as a director of the Company since July 1994. He has been Senior Vice President - Finance for Dell Computer Corporation since September 1998. Prior to that, from September 1996 to September 1998 he was Vice President-Finance for that corporation. Prior to that, from September 1993 to September 1996, he was Senior Vice President for MCI Communications Corporation in Washington, D.C. Mr. Schneider was with the accounting firm of Price Waterhouse from 1973 to September 1993 and was a partner in that firm from October 1983 to September 1993. His term as director of the Company expires in 2001.


Board of Directors and Executive Officers

         The Board currently consists of nine directors, divided into three classes of directors serving staggered three-year terms. That is, with the resignation of one director for personal reasons unrelated to the Company, the Board chose to not fill the vacancy and resolved, pursuant to the Company's Bylaws and at its meeting in January 1999, to reduce the size of the Board from ten to nine members. A director of the Company is elected at an annual meeting of shareholders and serves until he or she resigns or is removed or until his or her successor is elected and qualified. Executive officers of the Company generally are appointed at the Board's first meeting after each annual meeting of shareholders and serve at the discretion of the Board.


                                                                 Proxy Statement

Voting Agreement

         The Voting Agreement was entered into in 1996 in connection with the Company's acquisition of Prime Cable of Alaska, L.P., a Delaware limited partnership, and other cable television systems in Alaska. It was amended in December 1997 and presently provides that each party to the agreement must vote the party's common stock for the nominees of the other parties in the election of directors to the Board. As of the Record Date, the parties to the agreement and the number of directors which each party may nominate under these terms were as follows:

         -        Two directors nominated by MCI WorldCom

         -        One director nominated by Mr. Duncan

         -        One director nominated by Mr. Walp

         In addition, through the 1997 amendment to the Voting Agreement, the parties agreed to allow Prime II Management, L.P., a Delaware limited partnership ("Prime Management") and a former party to the agreement, to recommend one nominee to the Board for so long as the Prime Management Agreement is in full force and effect and to vote for that nominee notwithstanding Prime Management's no longer being a party to the agreement. The Prime Management Agreement is described elsewhere in this Proxy Statement. See, "Certain
Transactions: Prime Management Agreement" and "Ownership of Company: Changes in Control -- Voting Agreement."

         The Voting Agreement states that the shares subject to it are also to be voted on other matters to which the parties unanimously agree. However, as of the Record Date, the Company was unaware of any other matters subject to the Voting Agreement.

         Under the terms of the Voting Agreement, if any party to it disposes of more than 25% of the votes represented by its holdings of the common stock of the Company, such party will cease to be subject to the agreement and such disposition will trigger on behalf of each other party to the agreement the right to withdraw from the agreement. Unless earlier terminated, the Voting
Agreement will continue until the earlier of completion of the annual shareholder meeting of the Company in June 2001 or until there is only one party to the Voting Agreement.


                                                                 Proxy Statement

Board and Committee Meetings

         During the year ended December 31, 1998, the Board had four committees:

         -        Audit Committee

         -        Compensation Committee

         -        Finance Committee

         -        Option Committee

         The Audit Committee is composed of all members of the Board. This committee is responsible for making recommendations to the Board on conducting the annual audit of the Company and its subsidiaries, including the selection of an external auditor to conduct the annual audit and such other audits or accounting reviews of those entities as the committee deems necessary. The committee is also responsible for reviewing the plan or scope of an audit or review and the results of such audit or review and carrying out other duties as delegated in writing by the Board. The Audit Committee met one time during the year ended December 31, 1998.

         The Compensation Committee is composed of all members of the Board. This committee establishes compensation policies regarding executive officers and directors and makes recommendations to the Board regarding such compensation, including establishing an overall cap on executive compensation and setting performance standards for executive officer compensation. The Compensation Committee met one time during the year ended December 31, 1998.

         The Finance Committee is composed of Messrs. Fisher, Page and Lowber. It is responsible for reviewing Company finance matters from time to time and providing guidance to the Chief Financial Officer regarding these matters. The Finance Committee did not meet during the year ended December 31, 1998.

         The Option Committee is composed of Messrs. Beaumont, Glasgow, Mooney and Romrell. This committee administers the Stock Option Plan and approves the grant of options pursuant to the plan. The Option Committee met three times and took action one time in 1998 by unanimous consent in lieu of meetings in accordance with the Company's Bylaws.

         The Board held seven meetings during the year ended December 31, 1998. All incumbent directors, as disclosed in this Proxy Statement, attended 100% of the meetings of the Board and of committees of the Board for which they were seated as


                                                                 Proxy Statement
directors, with certain exceptions. Those exceptions are the following directors who only attended a percentage of the meetings for which they were seated as indicated: Mr. Fisher (57%); Mr. Page (86%); Mr. Schneider (71%); and Mr. Romrell (14%).


Director Compensation

         Board members waived and did not receive director fees for the period from July 1998 through June 1999. During the year ended December 31, 1998, the directors on the Board received no direct compensation for serving on the Board and its committees. However, they were reimbursed for travel and out-of-pocket expenses incurred in connection with attendance at meetings of the Board and its committees.

         In February 1997, the Company made contingent grants, pursuant to the Stock Option Plan, to each of Messrs. Fisher, Page, and Schneider. The corresponding option agreements were issued in February 1998. Each option was for 25,000 shares with an exercise price of $7.50 per share. The options vest in 25% increments for each year that the optionee participates in at least 50% of Board meetings. As of the Record Date, options for 12,500 shares had separately vested for each of these individuals.


Executive Compensation

         Summary Compensation. The following table sets forth certain information concerning the cash and non-cash compensation earned during fiscal years 1996, 1997, and 1998 by the Company's Chief Executive Officer and by each of the four other most highly compensated executive officers of the Company or its subsidiaries whose individual combined salary and bonus each exceeded $100,000 during the fiscal year ended December 31, 1998 (collectively, "Named Executive Officers").


                                                                 Proxy Statement

                                                SUMMARY COMPENSATION TABLE
                                                                                           Long-Term
                                                                                         Compensation
                                                      Annual Compensation                   Awards
                                           ----------------------------------------  ---------------------
                                                                                                                All Other
                                                                     Other Annual    Securities Underlying       Compen-
Name and Principal Position       Year     Salary ($)   Bonus ($)   Compensation ($)       Options (#)        sation ($) (1,2)
---------------------------       ----     ----------   ---------   ----------------  ---------------------   ----------------
Ronald A. Duncan                  1998        195,000 (3)     -0-         -0-               200,000                  15,642
  President and Chief             1997        216,649 (4)  20,400         -0-                   -0-                 167,354
  Executive Officer               1996        120,000 (5)   3,000         -0-                   -0-                 178,633

William C. Behnke                 1998        149,381       3,442         -0-                 5,425                     372
  Senior Vice President-          1997        148,336      30,960         -0-               100,000                   4,503
  Marketing and Sales             1996        110,000       5,363         -0-                   -0-                  22,066

G. Wilson Hughes                  1998        150,006         -0-         -0-                   -0-                  21,341
  Executive Vice President        1997        150,004      29,600         -0-                   -0-                 106,434
  and General Manager             1996        150,000       6,040         -0-                   -0-                 100,920

John M. Lowber                    1998        149,381         -0-         -0-                 5,425                  90,847
  Senior Vice President,          1997        148,962      72,200         -0-               100,000                  87,073
  Chief Financial Officer         1996        125,000       5,860         -0-                   -0-                  78,842
  and Secretary/Treasurer

Dana L. Tindall                   1998        159,340         -0-         -0-                 5,787                  21,813
  Senior Vice President-          1997        157,921      21,600         -0-               100,000                  19,168
  Regulatory Affairs              1996        110,000      34,630         -0-                   -0-                  10,203


------------------------

1 The  amounts   reflected  in  this  column  include  accruals  under  deferred compensation agreements between the Company and the named individuals as follows: Mr. Duncan, $60, $150,000, and $161,551 in 1998, 1997, and 1996,
  respectively;  Mr. Behnke,  $114,  $4,200, and $22,000 in 1998, 1997 and 1996,
  respectively; Mr. Hughes, $4,894, $90,113, and $85,128 in 1998, 1997, and 1996
  respectively; and Mr. Lowber, $65,000 in each of 1998, 1997, and 1996. See, within this section, "--Employment and Deferred Compensation Agreements."

2 The amounts reflected in this column also include matching contributions by the Company under the Stock Purchase Plan as follows: Mr. Duncan, $15,000, $15,000, and $15,000 in 1998, 1997, and 1996, respectively; Mr. Hughes,
  $15,000,  $14,868,  and $14,475 in 1998,  1997,  and 1996,  respectively;  Mr.
  Lowber, $12,857,  $12,305, and $12,857 in 1998, 1997, and 1996,  respectively;
  and Ms.  Tindall,  $15,000,  $9,500,  and  $10,137  in 1998,  1997,  and 1996,
  respectively. Amounts shown for Mr. Duncan include premiums of $174 under a term life insurance policy paid in 1998, $174 under a term life insurance policy paid in 1997 and $82 under a term life insurance policy paid in 1996; $2,000 paid to Mr. Duncan in each of 1997 and 1996 for serving on the Board. Amounts shown for Mr. Behnke include premiums of $102 under a term life insurance policy paid in 1998, $102 under a term life insurance policy paid in 1997 and $66 paid under a term life insurance policy in 1996. Amounts shown for Mr. Hughes include premiums of $1,447, $1,317, and $1,317 under life insurance policies paid in each of 1998, 1997 and 1996, respectively. Amounts shown for Mr. Lowber include premiums of $983, $985, and $985 under life insurance policies paid in each of 1998, 1997 and 1996, respectively. Amounts shown for Ms. Tindall include premiums of $66, $66, and $66 under a term life insurance policy paid in 1998, 1997 and 1996, respectively. Includes a waiver of accrued interest on January 1, 1999 on notes owed to the Company by Ms. Tindall and Mr. Lowber in the amounts of $6,639 and $12,007, respectively and on January 1, 1998 of $9,552 and $8,783, respectively.

3 Does not include $50,000 of Mr. Duncan's 1999 salary that was paid in advance during 1998.

4 Does not include $50,000 of Mr. Duncan's 1998 salary that was paid in advance during 1997.

5 Does not include  $50,000 of Mr. Duncan's 1997 salary that was paid in advance during 1996.
------------------------

                                                                 Proxy Statement

Option/SAR Grants

         The following table sets forth information on the individual grants of stock options (whether or not in tandem with stock appreciation rights
("SARs")),  and  freestanding  SARs made during the Company's  fiscal year ended
December 31, 1998 to its Named Executive Officers. There were no tandem SARs or freestanding SARs associated with the Company during this period.

                                    OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                                                      Potential Realizable
                                                                                     Value of Assumed Annual
                                                                                      Rates of Stock Price
                                                                                        Appreciation for
                                 Individual Grants                                        Option Term
------------------------------------------------------------------------------       -----------------------
                        Number of       % of Total
                        Securities     Options/SARs     Exercise
                        Underlying      Granted to         or
                        Option/SARs     Employees         Base
                        Granted (1)   in Fiscal Year    Price (2)   Expiration
Name                        (#)             (%)          ($/Sh)        Date          5%($) (3)    10%($) (3)
----                    -----------   --------------    ---------   ----------       ---------    ----------
Ronald A. Duncan          200,000          12.6           7.25       1/30/08           820,272    2,165,028

William C. Behnke           5,425           0.3           3.25      12/01/08            15,507       35,135

G. Wilson Hughes              ---           ---            ---           ---               ---          ---

John M. Lowber              5,425           0.3           3.25      12/01/08            15,507       35,135

Dana L. Tindall             5,787           0.4           3.25      12/01/08            16,541       37,479

------------------------
1 Options in Class A common  stock.

2 The exercise price of the options was in excess of the market price of the Class A common stock at the time of grant.

3 The potential  realizable dollar value of a grant is calculated as the product of (a) the difference between (i) the product of the per-share market price at the time of grant and the sum of 1 plus the adjusted stock price appreciation rate (the assumed rate of appreciation compounded annually over the term of the option or SAR) and (ii) the per-share exercise price of the option or SAR and (b) the number of securities underlying the grant at fiscal year end.
------------------------

                                                                 Proxy Statement

Option Exercise and Fiscal Year-End Values

         The following table sets forth information concerning each exercise of stock options during the year ended December 31, 1998 by each of the Named
Executive Officers and the fiscal year-end value of unexercised options held by each of the Named Executive Officers.


                                          AGGREGATED OPTION/SAR EXERCISES
                                      IN LAST FISCAL YEAR AND FISCAL YEAR END
                                                 OPTION/SAR VALUES
                                                       Number of Securities                Value of Unexercised
                                                      Underlying Unexercised            In-the-Money Options/SARs
                                                 Options/SAR at Fiscal Year-End (#)    at Fiscal Year-End ($) (1)
                                                 ----------------------------------    --------------------------
                        Shares
                      Acquired on       Value
Name                  Exercise(#)    Realized($)   Exercisable     Unexercisable       Exercisable   Unexercisable
----                  -----------    -----------   -----------     -------------       -----------   -------------
Ronald A. Duncan        200,000           ---            ---          200,000                ---           ---

William C. Behnke           ---           ---        105,000          150,425            106,563         7,220

G. Wilson Hughes            ---           ---        370,000          140,000            585,625         8,750

John M. Lowber           50,000       146,875        210,000          195,425            325,625        10,033

Dana L. Tindall           6,400        42,400        150,000          105,787            109,375         4,702


------------------------
1 Represents  the  difference  between the fair market  value of the  securities underlying the options/SAR and the exercise price of the options/SAR based upon the last trading price on December 31, 1998.
------------------------


Employment and Deferred Compensation Agreements

         On April 30, 1991, the Company entered into a deferred compensation agreement with Mr. Hughes (as amended in 1996, "Hughes Agreement"). Under the terms of the Hughes Agreement, Mr. Hughes is entitled to an annual base salary of $150,000 and customary benefits. Mr. Hughes' salary was reduced to $135,000 effective December 1, 1998. Pursuant to the agreement, Mr. Hughes was granted stock options in 1991 for 250,000 shares of Class A common stock at an exercise price of $1.75 per share, all of which are fully vested and exercisable. The Hughes Agreement also provides for Mr. Hughes to receive deferred compensation, with interest compounded annually at 10% of $50,000 in each of 1992, 1993, and 1994, $65,000 in 1995 and $75,000 in 1996 and each year thereafter, to accrue on December 31 of each year. Each contribution by the Company is accrued at the end of the year in which the contribution is made. Mr. Hughes did not receive a contribution


                                                                 Proxy Statement
during the year ended December 31, 1998. Upon termination of his employment with the Company, Mr. Hughes may elect to have the full balance of the deferred compensation paid in cash, in a lump sum or in monthly installments for up to ten years. If the monthly installment method is chosen, the unpaid balance will continue to accrue interest at 10%.

         Interest accrued under the Hughes Agreement in the amounts of $10,128, $15,113, and $4,894 during the years ended December 31, 1996, 1997 and 1998, respectively. In March 1997 at the request of Mr. Hughes, the Company purchased 3,687 shares of Company Class A common stock from Mr. Hughes at a purchase price of $7.75 per share to fund certain of the vested portions of Mr. Hughes' deferred compensation under the Hughes Agreement. In May 1998, again at the request of Mr. Hughes, the Company purchased an additional 30,000 shares of Company Class A common stock in the open market at a price of $6.63 per share to fund the remaining balance of the vested portion of his deferred compensation balance. Mr. Hughes' interest in 10,165 of these shares had not yet vested as of the Record Date. The stock is held in treasury by the Company for the benefit of Mr. Hughes, is not voted and may not be disposed of by the Company or Mr. Hughes.

         The Company entered into an employment and deferred compensation agreement with Mr. Lowber in July 1992. Under the terms of the agreement, as amended in 1996, Mr. Lowber is entitled to an annual base salary of $150,000 effective January 1, 1997 and customary benefits. Mr. Lowber's salary was reduced to $135,000 effective December 1, 1998. In addition, Mr. Lowber is eligible to receive an annual cash bonus of up to $30,000 based upon the Company's and his performance. The agreement also provides for Mr. Lowber to receive deferred compensation of $450,000 ($65,000 per year from July 1992 through July 1999).

         If Mr. Lowber's employment or position with the Company is terminated, or if he dies, the entire $450,000 will be immediately payable. If Mr. Lowber voluntarily resigns, he will lose the unvested portion of his deferred compensation. The deferred compensation has been used to purchase a life insurance policy which has been collaterally assigned to the Company to the extent of premiums paid by the Company. The Company's deferred compensation contributions will be made each July 1 through 1999 and are fully vested when made. At the earlier of termination of employment or upon election by Mr. Lowber subsequent to the end of the seven-year term of the agreement, the collateral assignment of the insurance policy will be terminated.

         In February 1995, the Company agreed to pay deferred compensation to Mr. Behnke in the amount of $20,000 per year for each of 1995 and 1996, each contribution by the Company to vest at the end of the calendar year during which the allocation was made, and accruing interest at 10% per annum. The first allocation


                                                                 Proxy Statement
under the plan was made in December 1995. The interest accrued under this deferred compensation plan was $2,000, $4,200, and $114 during the years ended December 31, 1996, 1997 and 1998, respectively. Effective January 1, 1997, the Company and Mr. Behnke entered into a compensation agreement ("Behnke Agreement") which provides for compensation through December 31, 2001. The Behnke Agreement provides for base compensation of $150,000 per year, increasing $5,000 annually for the years ending December 31, 1999, 2000 and 2001. The Behnke Agreement provides for target incentive compensation of $45,000 per year of which 78% will be deferred. Mr. Behnke's compensation was reduced to $135,000 effective December 1, 1998.

         Pursuant to the Behnke Agreement, the Company agreed to grant Mr. Behnke an option to purchase 100,000 shares of Class A common stock at an exercise price of $7.00 per share, which will vest in equal amounts on January 1, 2000, 2001 and 2002. Pursuant to the Behnke Agreement, the Company has created a deferred compensation account for Mr. Behnke in the amount of $285,000, of which $64,149 plus accrued interest of $6,314 was vested December
31, 1998 and the rest of which will vest as earned under the incentive compensation provision of the Behnke Agreement. Mr. Behnke may direct the Company to invest the entire $285,000 in the Company's common stock. The vested portions of the deferred compensation account will be paid to Mr. Behnke upon termination of his employment with the Company. At the request of Mr. Behnke, effective October 1997, the Company purchased from him 23,786 shares of Company Class A common stock at a price of $7.78 per share to fund a portion of his deferred compensation account. As of the Record Date, Mr. Behnke had a vested interest in 9,055 of those shares held for his benefit.


Non-Qualified, Unfunded Deferred Compensation Plan

         In February 1995, the Company established a non-qualified, unfunded, deferred compensation plan to provide a means by which certain employees of the Company may elect to defer receipt of designated percentages or amounts of their compensation and to provide a means for certain other deferrals of compensation. Employees eligible to participate in the plan are determined by the Board. The Company may, at its discretion, contribute matching deferrals in amounts selected by the Company. Participants immediately vest in all elective deferrals and all income and gain attributable to that participation. Matching contributions and all income and gain attributable to them vest on a case-by-case basis as determined by the Company. Participants may elect to be paid in either a single lump-sum payment or annual installments over a period not to exceed ten years. Vested balances are payable upon termination of employment, unforeseen emergencies, death or total disability and change of control or insolvency of the Company. Participants are general


                                                                 Proxy Statement
unsecured creditors of the Company with respect to deferred compensation benefits of the plan.

         During the year ended December 31, 1998 and up through the Record Date, none of the Named Executive Officers had participated in this plan.

         Except as disclosed in this Proxy Statement, as of December 31, 1998 and the Record Date, there were no compensatory plans or arrangements, including payments to be received from the Company, with respect to the Named Executive Officers for the year ended December 31, 1998. This statement is limited to situations where such a plan or arrangement resulted in or will result from the resignation, retirement, or any other termination of a Named Executive Officer's employment with the Company or its subsidiaries or from a change of control of the Company or a change in that officer's responsibilities following a change in control and where the amount involved, including all periodic payments or installments, exceeded $100,000.


Long-Term Incentive Plan Awards

         The Company had no long-term incentive plan in operation during the year ended December 31, 1998.


Stock Purchase Plan

         In December 1986, the Company adopted a Qualified Employee Stock Purchase Plan which has been subsequently amended from time to time ("Stock Purchase Plan"). The plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended. All employees of the Company, who have completed at least one year of service, are eligible to participate in the plan. Eligible employees may elect to reduce their taxable compensation in any even dollar amount up to 10% of such compensation up to a maximum per employee of $10,000 for 1999. Employees may contribute up to an additional 10% of their compensation with after-tax dollars. Subject to certain limitations, the Company may make matching contributions of common stock for the benefit of employees. Such a contribution will vest in increments over the first six years of employment. Thereafter, they are fully vested when made. No more than 10% of any one employee's compensation will be matched in any year. In addition, the combination of salary reductions, after-tax contributions and Company matching contributions for any employee cannot exceed the lesser of $30,000 or 25% of such employees' compensation (determined after salary reduction) for any year.


                                                                 Proxy Statement

         With the merger in September 1998 of MCI Communications Corporation into WorldCom, Inc., the plan now offers investment in the surviving corporation MCI WorldCom. With the announcement in July 1998 of a proposed merger of TCI and AT&T with AT&T to become the surviving corporation and subsequent completion of the merger in March 1999, the Stock Purchase Plan no longer allows investments in TCI. Under the terms of the Stock Purchase Plan, employees can direct their contributions to be invested in MCI WorldCom common stock, and various identified mutual funds, as well as the common stock of the Company.

         As of the Record date, the Stock Purchase Plan was considering alternatives to these mutual fund investments and investments in MCI WorldCom.

         Employee contributions invested in Company common stock are eligible to receive up to 100% Company matching contributions in common stock as determined by the Company each year. Employee contributions that are directed into investments other than Company common stock are eligible to receive Company matching contributions of up to 50%, as determined by the Company each year, for the purchase by or otherwise issuance to the Plan of additional shares of common stock of the Company. All contributions are invested in the name of the plan for the benefit of the respective participants in the plan. The participants generally do not have voting or disposition power with respect to the Company shares allocated to their accounts. Those shares are voted by a committee for the plan.

         The Stock Purchase Plan is administered through a plan administrator (currently Alfred J. Walker), and the plan's committee is appointed by the Board. The assets of the plan are invested from time to time by the trustee at the direction of the plan's committee, except that participants have the right to direct the investment of their contributions to the Stock Purchase Plan (although an election to invest in Company common stock is generally irrevocable). The plan administrator and members of the plan's committee are all employees of the Company or its subsidiaries. The plan's committee has broad administrative discretion under the terms of the plan.

         At its October 31, 1998 meeting, the Board approved an allocation to the Stock Purchase Plan of an additional 2,000,000 shares of Class A and 400,000 shares of Class B common stock of the Company. The new allocation was subject to prior plan commitments for the issuance or otherwise acquisition of Company stock. That is, as of the date of and immediately subsequent to the board approval, 1,295,013 shares of Class A and 464,320 shares of Class B common stock remained allocated to the plan and available for issuance by the Company or otherwise acquisition by the plan for the benefit of participants in the plan.


                                                                 Proxy Statement

Stock Option Plan

         In December 1986, the Company adopted the 1986 Stock Option Plan, which has been subsequently amended from time to time. Its present form is the Stock Option Plan.

         Under the plan, the Company is authorized to grant non-qualified options to purchase shares of Class A common stock to key employees of the Company, a subsidiary of the Company, or a subsidiary of a subsidiary of the Company (including officers and directors who are employees) and non-employee directors of the Company or those subsidiaries. The number of shares of Class A common stock allocated to the Stock Option Plan was increased to 5.7 million shares upon approval by the shareholders of the Company at its 1997 annual meeting. The number of shares for which options may be granted is subject to adjustment upon the occurrence of stock dividends, stock splits, mergers, consolidations and certain other changes in corporate structure or capitalization.

         As of the Record Date, 4,254,934 shares were subject to outstanding options under the Stock Option Plan, 967,624 shares had been issued upon the exercise of options under the plan and 477,442 shares remained available for additional grants under the plan.

         As of the Record Date, the Stock Option Plan was administered by an option committee composed of four members of the Board, i.e., the Option Committee. The members of that committee are identified elsewhere in this Proxy Statement. See, "Management of Company: Board and Committee Meetings." The Option Committee was established by the Board in July 1997. Prior to that date, the entire Board administered the plan.

         The Option Committee selects optionees and determines the terms of each option, including the number of shares covered by each option, the exercise price and the option exercise period which, under the Stock Option Plan, may be from six months through up to ten years from the date of grant. Options granted that have not become exercisable terminate upon the termination of the employment or directorship of the optionholder. Exercisable options terminate from one month to one year after such termination, depending on the cause of such termination. If an option expires or terminates, the shares subject to such option become available for additional grants under the Stock Option Plan.


                                                                 Proxy Statement

Report on Repricing of Options/SARs

         During the year ended December 31, 1998, the Company did not adjust or amend the exercise price of stock options or SARs previously awarded to any of the Named Executive Officers, whether through amendment, cancellation or replacement grants, or any other means.


Compensation Committee Interlocks and Insider Participation

         The Compensation Committee is composed of all members of the Board, and the identity and relationships of the Board members to the Company are described elsewhere in this Proxy Statement. See, "Management of Company: Directors and Executive Officers"; "Ownership of Company"; and "Certain Transactions." During the year ended December 31, 1998, Messrs. Duncan (a Named Executive Officer) and Walp participated in deliberations of the Compensation Committee concerning executive officer compensation other than deliberations concerning their own compensation.


Compensation Committee Report on Executive Compensation

         In January 1994, the Board established the Compensation Committee composed of all of the members of the Board. The duties of the Compensation Committee are as follows:

         - Preparing, on an annual basis for the review of and action by the Board, a statement of policies, goals, and plans for executive officer and Board member compensation, if any --

                  - Statement is specifically to address expected performance and compensation of and the criteria on which compensation is based for the chief executive officer and such other executive officers of the Company as the Board may designate for this purpose

         -        Monitoring   the   effect  of   ongoing   events  on  and  the
                  effectiveness of existing compensation policies, goals, and plans --

                  - Events specifically include but are not limited to the status of the premise that all pay systems correlate with the compensation goals and policies of the Company

                  -        Report from time to time, its findings to the Board


                                                                 Proxy Statement

         -        Monitoring   compensation-related  publicity  and  public  and
                  private sector developments on executive compensation

         - Familiarizing itself with and monitoring the tax, accounting, corporate, and securities law ramifications of the compensation policies of the Company, including but not limited to --

                  - Comprehending a senior executive officer's total compensation package

                  - Comprehending the package's total cost to the Company and its total value to the recipient

                  - Paying close attention to salary, bonuses, individual insurance and health benefits, perquisites, loans made or guaranteed by the Company, special benefits to specific executive officers, individual pensions, and other retirement benefits

         - Establishing the overall cap on executive compensation and the measure of performance for executive officers, either by predetermined measurement or by a subjective evaluation

         - Striving to make the compensation plans of the Company simple, fair, and structured so as to maximize shareholder value

         For the year ended December 31, 1998, the duties of the Compensation Committee in the area of executive compensation specifically included addressing the reasonableness of compensation paid to executive officers. In doing so, the committee took into account how compensation compared to compensation paid by competing companies as well as the Company's performance and available resources.

         The compensation policy of the Company as established by the Compensation Committee is that a portion of the annual compensation of senior executive officers relates to and is contingent upon the performance of the Company. In addition, executive officers participating in deferred compensation agreements established by the Company are, under those agreements, unsecured creditors of the Company.

         In February 1997, the Compensation Committee established compensation levels for all corporate officers, including the Named Executive Officers. Also at that time the Compensation Committee established structured annual incentive bonus agreements with Mr. Duncan and with each of several of its senior and other executive officers, including Messrs. Behnke, Hughes and Lowber, and Ms. Tindall. The agreements included the premise that the Company's performance, or that of a


                                                                 Proxy Statement
division or subsidiary, as the case may be, for purposes of compensation would be measured by the Compensation Committee against goals established at that time and were reviewed and approved by the Board. The goals included targets for revenues and cash flow standards for the Company or the relevant division or subsidiary. Targeted objectives were set and measured from time to time by the Compensation Committee. Other business achievements of the Company obtained through the efforts of an executive officer were also taken into consideration in the evaluation of performance. Performances were evaluated and no bonuses were issued as described elsewhere in this section. See, within this section, "-- Executive Compensation."

         During the year ended December 31, 1998 the Compensation Committee monitored and provided direction for the Stock Purchase Plan and Stock Option Plan. In addition, the Compensation Committee reviewed compensation levels of members of management, evaluated the performance of management, and considered management succession and related matters. The Compensation Committee reviewed in detail all aspects of compensation for the Named Executive Officers and other executive officers of the Company and its subsidiaries.

         The practice of the Compensation Committee in future years will likely be to continue to review directly the compensation and performance of Mr. Duncan as chief executive officer and to review recommendations by Mr. Duncan for the compensation of other senior executive officers.


Performance Graph

         The following graph includes a line graph comparing the yearly percentage change in the Company's cumulative total shareholder return on its Class A common stock during the five-year period from December 31, 1993 through December 31, 1998. This return is measured by dividing (1) the sum of (a) the cumulative amount of dividends for the measurement period (assuming dividend reinvestment, if any) and (b) the difference between the Company's share price at the end and the beginning of the measurement period, by (2) the share price at the beginning of that measurement period. This line graph is compared in the following graph with two other line graphs during that five-year period, i.e., a market index and a peer index. The market index is the Center for Research in Securities Prices Index for the Nasdaq Stock Market for United States companies. It presents cumulative total returns for a broad based equity market assuming reinvestment of dividends and is based upon companies whose equity securities are traded on the Nasdaq Stock Market. The peer index is the Center for Research in Securities Prices Index for Nasdaq Telecommunications Stock. It presents cumulative total returns for the equity market in the telecommunications industry segment assuming reinvestment of


                                                                 Proxy Statement
dividends and is based upon companies whose equity securities are traded on the Nasdaq Stock Market. The line graphs represent monthly index levels derived from compounding daily returns.

         In constructing each of the line graphs in the following graph, the closing price at the beginning point of the five-year measurement period has been converted into a fixed investment, stated in dollars, in the Company's Class A common stock (or in the stock represented by a given index, in the cases of the two comparison indexes), with cumulative returns for each subsequent fiscal year measured as a change from that investment. Data for each succeeding fiscal year during the five-year measurement period are plotted with points showing the cumulative total return as of that point. The value of a shareholder's investment as of each point plotted on a given line graph is the number of shares held at that point multiplied by the then prevailing share price.

         The Company's Class B common stock is traded over-the-counter on a more limited basis. Therefore, comparisons similar to those previously described for the Class A common stock are not directly available. However, the performance of Class B common stock may be analogized to that of the Class A common stock in that the Class B common stock is readily convertible into Class A common stock by request to the Company.


                                                                 Proxy Statement

                    Comparison of Five-Year Cumulative Return
                Performance Graph for General Communication, Inc.


         COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS PERFORMANCE GRAPH FOR GENERAL
                      COMMUNICATION, INC., NASDAQ STOCK MARKET INDEX FOR
              UNITED STATES COMPANIES, AND NASDAQ TELECOMMUNICATIONS STOCK (1,2,3,4)
-----------------------------------------------------------------------------------------------------------
                                                        Nasdaq Stock Market                Nasdaq
      Measurement Period                                   Index for U.S.            Telecommunication
     (Fiscal Year Covered)          Company ($)            Companies ($)                 Stock ($)
-----------------------------------------------------------------------------------------------------------
         FYE 12/31/93                  100.0                   100.0                       100.0
         FYE 12/31/94                   81.6                    97.8                        83.5
         FYE 12/31/95                  107.9                   138.3                       109.3
         FYE 12/31/96                  171.1                   170.0                       111.7
         FYE 12/31/97                  139.5                   208.3                       163.8
         FYE 12/31/98                   85.5                   293.5                       270.0

------------------------
1 The lines represent monthly index levels derived from compounded daily returns that include all dividends.

2 The indexes are reweighted daily, using the market capitalization on the previous trading day.

3 If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

4 The index level for all series was set to $100.00 on 12/31/1993.
------------------------

                                                                 Proxy Statement

Legal Proceedings

         The Board is unaware of any legal proceedings which may have occurred during the past five years and which would be material to an evaluation of the ability or integrity of any director or executive officer of the Company.


Section 16(a) Beneficial Ownership Reporting Compliance

         Based upon a review of Forms 3, 4, and 5 adopted pursuant to the Exchange Act and completed and furnished to the Company by its shareholders and any amendments to those forms furnished to the Company, the Company is unaware of any director, officer, or beneficial owner of more than 10% of any class of common stock of the Company who failed to file on a timely basis, as provided in those forms, reports required under Section 16(a) of that act during the year ended December 31, 1998.



                              CERTAIN TRANSACTIONS

Preferred Stock Offering

         In March 1999, the Company entered into a letter of intent to issue and sell 20,000 convertible, redeemable, accreting shares of its Preferred Stock ("Preferred Stock Shares") in an offering to certain prospective investors
("Preferred Stock Offering". Subsequently, on April 21, 1999, the Board by resolution, approved the Statement of the Stock Designation for the issuance of Series B Preferred Stock ("1999 Designation") in the Preferred Stock Offering and the Series B Preferred Stock Agreement.

         The 1999 Designation sets forth the specific rights of holders of the Preferred Stock Shares, i.e., the Series B Preferred Stock, including dividend rights, liquidation rights, redemption rights, voting rights, and conversion rights. The Series B Preferred Stock Agreement sets forth the terms of the sale of the stock and representations and warranties of the parties, and includes other rights of the holders of the stock, including registration rights granted to the investors. The terms and conditions of the 1999 Designation and that agreement are generally referred to in this section as the terms of the Preferred Stock Offering.

         The Board filed the 1999 Designation with the Alaska Department of Commerce and Economic Development in accordance with the Alaska Corporations Code. Under the code, that filing constitutes an amendment to the Articles. The Preferred Stock Offering closed on April 30, 1999, and the Company received $20 million in return for the issuance of the Preferred Stock Shares. These proceeds will be used by the Company as working capital to assist the Company in its efforts as a diversified telecommunications provider with a leading position in facilities-based long-distance service, and cable television and Internet service in the state of Alaska.

         The investors under the Preferred Stock Offering are Toronto Dominion Investments, Inc., a Delaware corporation with offices in the State of Texas, and Prime VIII, L.P., a Delaware limited partnership with offices in the State of Texas.

         The Preferred Stock Offering terms provide that the purchase price for the Preferred Stock Shares is $20 million, and those shares must be ranked senior to all other classes of equity securities of the Company. The holders of the Preferred Stock are to receive dividends at the rate of 8.5% of a liquidation preference payable semiannually, in cash, or in additional fully paid shares of Preferred Stock. The liquidation preference specified in the term sheet is $1,000 per share, plus accrued but unpaid dividends


                                                                 Proxy Statement
and fees. The Preferred Stock Offering terms provide for mandatory redemption twelve years from the date of closing on the sale of stock or upon the occurrence of certain events. These events include an acceleration of certain obligations of the Company or its subsidiaries having an outstanding balance in excess of $5 million, a change in control of the Company, commencement of bankruptcy or insolvency proceedings against the Company, a breach of the agreement for the issuance of the Preferred Stock Shares, a liquidation or dissolution of the Company, or a merger, consolidation or sale of all or substantially all of the assets of the Company which would significantly and adversely affect the rights and preferences of the Preferred Stock Shares. The terms also include redemption of the Preferred Stock Shares at the option of the Company any time after the fourth anniversary of the closing. The redemption price is the amount paid plus accrued and unpaid dividends.

         The Preferred Stock Offering terms include that the Preferred Stock Shares are convertible at any time into shares of Class A common stock of the Company with a conversion price which subsequently was set at $5.55 per share. The terms further provide for mandatory conversion, in the discretion of the Company, at any time subsequent to the third anniversary of the closing at a price equal to two times the conversion price previously described, assuming the stock is trading at no less than two times the conversion price. The terms include, in the event the Company is unable or unwilling to redeem the Preferred Stock Shares subject to the terms of the mandatory or optional redemption, the investors will have the option to convert their Preferred Stock Shares into Class A common stock of the Company. The terms further include that the Preferred Stock Shares are exchangeable, in whole but not in part, at the Company's option into subordinated debt with terms and conditions comparable to those governing the Preferred Stock.

         The Preferred Stock Offering terms provide that the holders of the Preferred Stock Shares will have the right to vote on all matters presented for vote to the holders of common stock on an as-converted basis. Additionally, the Preferred Stock Offering requires, as long as the Preferred Stock Shares remain outstanding and unconverted, that the holders will have the right to vote, as a class, and the Company must obtain the written consent of holders of a majority (or higher as required by Alaska law) of that stock to take any of the following actions:

         - Amend the Articles or amend or repeal the Bylaws in a way which significantly and adversely affects the rights or preferences of holders of the Preferred Stock Shares

         - Merge or consolidate the Company with another entity or sell all or substantially all of its assets, in any case where the terms of that action would significantly and adversely affect the rights, privileges, and preferences of those Preferred Stock Shares


                                                                 Proxy Statement

         -        Liquidate or dissolve the Company

         - Declare or pay any dividends on capital stock of the Company, other than to the holders of the Preferred Stock Shares, or set aside any sum for any such purpose

         - Purchase, redeem or otherwise acquire for value, or pay into or set aside as a sinking fund for such purpose, any capital stock of the Company, other than those Preferred Stock Shares, or any warrant, option or right to purchase any such capital stock, other than those Preferred Stock Shares

         - Issue additional shares of Preferred Stock except as may be required under the terms and conditions of the issuance of those Preferred Stock Shares

         Of these six specific actions, the Alaska Corporations Code, generally, requires shareholder approval of the first three. However, the code allows a corporation to specify in its articles of incorporation that its board shall have the exclusive right to adopt, alter, amend or repeal its bylaws. The Articles provide that the Board has that exclusive right with respect to the Bylaws. The last three specific actions, typically, do not require shareholder approval. That is, under the present Articles, the last three actions, normally, are matters upon which the Board has authority to act.

         With the issuance of the Preferred Stock Shares, the holders of that stock may recommend one individual to the Board. Under the terms of the Preferred Stock Offering, the Board will expand its size from the present nine to ten seats and, upon qualification, appoint that individual to that new seat to serve until the next shareholder meeting. At that shareholder meeting, the individual would be required to stand for election to complete the term of the class of directors to which the individual was assigned. The offering also provides that the Board include the individual recommended by those holders on the subsequent Board slate for election of directors and actively seek the election of that individual to the Board. The offering further provides that, should the holders of common stock of the Company not elect that individual, the holders of the Preferred Stock Shares will have the right to appoint an observer at the meetings of the Board. The offering also provides that these rights of the holders of Preferred Stock Shares relating to the Board seat and observer are to remain effective so long as any of the Preferred Stock Shares remain outstanding.

         The Preferred Stock Offering terms include that the holders of the Preferred Stock Shares will have a right of first refusal to acquire up to a total of $5 million in the next private financing that the Company might choose to initiate.


                                                                 Proxy Statement

         There are a number of conditions precedent to Toronto Dominion's investment in the Preferred Stock Shares, including a $5 million investment in the Preferred Stock Shares by Prime VIII to complement the $15 million investment by Toronto Dominion. In addition, the Company must seek and obtain amendments to its senior credit facilities to the satisfaction of Toronto Dominion. These conditions were satisfied by clsoing. The Preferred Stock Shares are to be convertible at any time into Class A common stock of the Company with registration rights.

         Management of the Company is aware of certain limitations in the present Articles which restrict with the voting rights sought by the investors in the Preferred Stock Offering. These limitations are discussed elsewhere in this Proxy Statement. See, "Company Annual Meeting: Article Amendments." Management has informed the investors of these limitations and the Board has adopted a resolution to amend the Articles to accommodate the Preferred Stock Offering. The Company has agreed to use commercially resonable efforts to submit such an amendment to a vote of and recommend its adoption by the Shareholders at the Annual Meeting.


                                                                 Proxy Statement

MCI WorldCom Agreements

         As of the Record Date, MCI WorldCom owned 19.1% of the outstanding combined common stock of the Company, representing 24.3% of the total voting power of that common stock. See "Ownership of Company: Changes in Control -- MCI Merger into WorldCom." As the successor to MCI Communications Corporation, MCI WorldCom has a significant business relationship with the Company, including the following:

         - Under the MCI WorldCom Traffic Carriage Agreement, the Company agrees to terminate all Alaska-bound MCI WorldCom long distance traffic and MCI WorldCom agrees to terminate all of the Company's long distance traffic terminating in the lower 49 states, excluding Washington, Oregon and Hawaii

         - MCI WorldCom licenses certain service marks to the Company for use in Alaska

         - MCI WorldCom, in connection with providing to the Company credit enhancement to permit the Company to purchase a portion of an undersea cable linking Seward, Alaska with Pacific City, Oregon leases from the Company all of the capacity owned by the Company on the undersea fiber optic cable and the Company leases such capacity back from MCI WorldCom

         - MCI WorldCom has purchased certain service marks of the Company

         -        The  parties  agree  to  share  some  communications   network
                  resources and various marketing, engineering and operating resources

         The Company handles MCI WorldCom's 800 traffic originating in Alaska and terminating in the lower 49 states and handles traffic for MCI WorldCom's calling card customers when they are in Alaska, while MCI WorldCom originates calls for the Company's calling card customers when they are in the lower 49 states. Revenues attributed to the MCI WorldCom Traffic Carriage Agreement in 1998 were approximately $35.9 million, or approximately 15% of total revenues.


WestMarc Agreements

         The Company purchases services and uses certain facilities of WestMarc, a wholly-owned subsidiary of TCI, now AT&T, to allow the Company to provide its telecommunications services in certain of the lower 49 states. The total of such


                                                                 Proxy Statement
purchases from WestMarc by the Company during the years ended December 31, 1997 and 1998 were approximately $588,000 and $70,000, respectively. The Company expects to continue purchasing services from WestMarc at levels comparable to past purchases. See, "Ownership of Company: Change of Control -- TCI Merger into AT&T."

         Until it sold all of its directly owned common stock in the Company in August 1997, TCI controlled nominations to two seats on the Board pursuant to the Voting Agreement. While a party to the Voting Agreement, TCI's nominees to the Board were Messrs. Fisher and Romrell. Management of the Company currently expects that these former TCI nominees to the Board will continue as directors of the Company.


Prime Management Agreement

         In connection with its acquisition of several cable systems in 1996, the Company entered into a management agreement ("Prime Management Agreement") with Prime Management, i.e., Prime II Management, L.P., a Delaware limited partnership, to manage those systems. Under the Voting Agreement, the parties to it agreed to vote for the nominee of Prime Management in the election of directors to the Board. The Company is unaware of the total shareholdings in the Company by Prime Management and its affiliates. See, "Management of Company:
Voting Agreement"; and "Ownership of Company: Changes in Control -- Voting Agreement."

         Under the Prime Management Agreement, the Company paid to Prime Management a net annualized fee for managing the Company's cable systems in the amount of $1,000,000 for the year ending October 31, 1997. For services under the Prime Management Agreement subsequent to that period, Prime II Management, LP agreed to accept $125,000 and a stock warrant which provides for the purchase of 425,000 shares of GCI Class A common stock at a price of $3.25 per share. The Company will pay to Prime Management fees for similar services in the amount of $200,000 for the nine-month period ended October 31, 1999 and $400,000 for the year ended October 31, 2000. The warrant expires December 2003. Any portion of the management fee which is past due shall bear interest at a rate per annum equal to 17.5% until paid. In addition, the Company is required to reimburse Prime Management for any costs and expenses incurred by it in connection with managing the Company's cable systems, including travel and entertainment expenses (the contract states that such costs and expenses are not anticipated to exceed $200,000 on an annualized basis). The Prime Management Agreement has a term of nine years but either party may terminate the agreement in its discretion after October 31, 2000.


                                                                 Proxy Statement

Duncan Lease

         The Company entered into a long-term capital lease agreement ("Duncan Lease") in 1991 with a partnership in which Mr. Duncan, the President and Chief Executive Officer and a director of the Company, held a 50% ownership interest. Mr. Duncan sold his interest in the partnership in 1992 to Dani Bowman, who later became Mr. Duncan's spouse. However, Mr. Duncan remains a guarantor on the note that was used to finance the acquisition of the property subject to the Duncan Lease. That property consists of a building presently occupied by the Company. The Duncan Lease term is 15 years with monthly payments of $14,400, increasing in $800 increments at each two-year anniversary of the lease, beginning in 1993. If the partnership sells the property subject to the Duncan Lease prior to the end of the tenth year of the Duncan Lease, the partnership will pay to the Company one-half of the net proceeds in excess of $900,000. If that property is not sold prior to the end of the tenth year of the lease, the partnership will pay to the Company the greater of (1) one-half of the appreciated value of the property over $900,000 or (2) $500,000. The property subject to the Duncan Lease was capitalized in 1991 at the partnership's cost of $900,000, and the Duncan Lease obligation was recorded in the consolidated financial statements of the Company. See, "Annual Report."

         On September 11, 1997, the Company purchased for $150,000, a parcel of property adjoining the property subject to the Duncan Lease. The parcel was purchased to provide space for additional parking facilities for the Company's use of the adjoining property under the Duncan Lease. A portion of the parcel, valued at $87,900, was simultaneously deeded to Dani Bowman in order to accommodate the platting requirements of the Municipality of Anchorage necessary to allow use of the parcel for parking facilities. The Company plans to exchange a note receivable for the parcel and to lease the parcel at market rates from Dani Bowman.


Hughes and Behnke Stock Sales

         In March 1997, the Company purchased 3,687 shares of Class A common stock from Mr. Hughes at the then market price of $7.75 per share. The shares were purchased for the purpose of funding Mr. Hughes's deferred compensation account under the Hughes Agreement. The Company is holding the shares in treasury until they are distributed to Mr. Hughes. While in that status, the shares are not voted and may not be disposed of by the Company or Mr. Hughes. In May 1998, again at the request of Mr. Hughes, the Company purchased an additional 30,000 shares of Company Class A common stock in the open market at a price of $6.63 per share to fund the remaining balance of the vested portion of Mr. Hughes' deferred compensation balance. Mr. Hughes' interest in 10,165 of these shares had not yet vested as of

                                                                 Proxy Statement
the Record Date. See, "Management of Company: Executive Compensation" and "-- Employment and Deferred Compensation Agreements."

         Effective October 24, 1997, the Company purchased 23,786 shares of Company Class A common stock from Mr. Behnke at $7.78 per share to fund a portion of his deferred compensation under the Behnke Agreement. See, "Management of Company: Executive Compensation" and "-- Employment and Deferred Compensation Agreements."


Indebtedness of Management

         A significant portion of the compensation paid to executive officers of the Company is in the form of stock options. Because insider sales of capital stock of the Company upon exercise of such options may have a negative impact on the price of the Company's common stock, the Board has encouraged executive officers of the Company not to exercise stock options and sell the underlying stock to meet personal financial requirements. The Company has instead extended loans to such executive officers secured by their shares or options. As of the Record Date, total indebtedness of management was $2,226,000 (including accrued interest of $252,391), $654,860 in principal amount of which was secured by shares or options, $369,058 of which was otherwise secured by collateral of the borrowers, and $950,000 of which was unsecured.

         As of the Record Date, Mr. Duncan was indebted to the Company in the aggregate principal amount of $950,000 plus accrued interest of $74,199 ("Outstanding Duncan Loans"). The Outstanding Duncan Loans were made to Mr. Duncan for his personal use. They consist of a loan of $150,000 made in December 1996, an additional loan of $50,000 made in January 1997, an additional loan of $150,000 made in December 1997 and an additional loan of $600,000 made in October 1998. These loans accrue interest at the Company's variable rate under the Company's senior credit facility, are unsecured and become due and payable, together with accrued interest, on December 31, 2001.

         Mr. Duncan borrowed $500,000 from the Company in August 1993 to repay a portion of indebtedness to WestMarc that he assumed from others. The $500,000 loan accrued interest at the Company's variable rate under its senior credit facility and was secured by 223,000 shares of Class A and Class B common stock owned by Mr. Duncan pursuant to the Pledge Agreement between Mr. Duncan and the Company dated August 13, 1993. The outstanding principal and accrued interest in the total amount of $171,929 were repaid on March 31, 1998.


                                                                 Proxy Statement

         The largest aggregate principal amount of indebtedness owed by Mr. Duncan to the Company at any time since January 1, 1998 was $950,000, all of which remained outstanding as of the Record Date.

         As of the Record Date, Mr. Behnke, Mr. Dowling and Ms. Tindall were indebted to the Company in the respective principal amounts of $109,002, $335,858, and $120,000, plus accrued interest of $23,161, $131,561, and $2,236 respectively.

         The $109,002 owed by Mr. Behnke, is secured by an option to purchase 100,000 shares of Company Class A common stock ("Behnke Collateral"), all of which is due and payable, together with accrued interest, on June 30, 1999, and consists of the following:

         - $9,002 (remaining balance on a $48,000 loan entered into in April 1993) borrowed for his personal requirements, which amount bears interest at 9% per annum

         -        $50,000   borrowed  in   September   1995  for  his   personal
                  requirements, which amount bears interest at the Company's variable rate under its senior credit facility

         -        $50,000   borrowed   in   January   1997   for  his   personal
                  requirements, which amount bears interest at the Company's variable rate under the Company's senior credit facility

         The $335,858 owed by Mr. Dowling bears interest at the Company's variable rate under its Senior Credit Facility, is secured by 160,297 shares of Class A common stock and 74,028 shares of Class B common stock. This indebtedness consists of $224,359 borrowed in August 1994 and $86,000 borrowed in April 1995, each to pay income taxes due upon exercise of stock options, and an additional $20,000 borrowed in June 1997, an additional $5,500 in June 1998, all for his personal requirements. Mr. Dowling's loans are payable in full on August 26, 2004.

         The Company loaned Ms. Tindall $70,000 in January 1996 and an additional $50,000 in May 1998, both for her personal requirements, which amounts bear interest at the rate of 6.54% per annum, are secured by options to purchase 150,000 shares of Class A common stock and are due and payable, together with accrued interest, on January 1, 2001. So long as Ms. Tindall remains in the employ of the Company, the accrued interest payment will be waived at the beginning of each year. Interest forgiven for the year ended December 31, 1998 was $6,639. Interest accrued as of the Record Date totaled $2,236.


                                                                 Proxy Statement

         The largest aggregate principal amount of indebtedness owed to the Company by each of Mr. Behnke, Mr. Dowling and Ms. Tindall at any time since January 1, 1998 and through the Record Date was $148,000, $335,858, and $120,000, respectively.

         The Company loaned $45,000 to Mr. Hughes in December 1995 for his personal requirements. The principal under the promissory note bears interest at the Company's variable rate under its senior credit facility, is secured by options to purchase 250,000 shares of Class A common stock ("Hughes Collateral"). The principal is due, together with accrued interest, on June 30, 2000. In August 1996 and April 1999, Mr. Hughes received advances of $25,000 and $20,000, respectively, from the Company which bear interest at the Company's variable rate under its senior credit facility. This indebtedness is secured by the Hughes Collateral. The $25,000 advance is to be repaid by Mr. Hughes on June 30, 2000. The $20,000 advance is to be paid by him in June 1999. As of the Record Date, the accrued interest under the advances was $13,640.

         The Company loaned $185,000 to Mr. Lowber during April 1997 to purchase real property. The promissory note is secured by the cash surrender value of a life insurance policy, bears interest at 6.49% and will be due and payable, together with accrued interest, in three equal annual installments beginning June 30, 2000. So long as Mr. Lowber remains in the employ of the Company, the accrued interest will be waived at the beginning of each year. Interest forgiven for the year ended December 31, 1998 was $12,007. In July 1998, September 1998, and February 1999, the Company loan Mr. Lowber, $46,819, $33,935, and $103,303, respectively. The proceeds of the loans were used to exercise a stock option agreement and pay income taxes resulting from exercise. The notes are secured by the cash surrender value of a life insurance policy, bear interest at the Company's variable rate under its senior credit facility and are due on June 30, 2000. Interest accrued as of the Record Date totalled $7,594.


Registration Rights Agreements

         The Company is a party to registration rights agreements ("Registration Rights Agreements") with MCI WorldCom (succeeding to the rights of MCI Telecommunications Corporation) and certain other persons. Since January 1, 1998 and up through the Record Date, the Company believed the only party to those agreements who owned of record or beneficially more than five percent of any class of the Company's common stock was MCI WorldCom. None of these persons, other than those identified elsewhere in this Proxy Statement, were directors, officers, nominees for election as directors, or members of the immediate family of such directors, officers, or nominees of the Company. All of the MCI WorldCom shareholdings of the


                                                                 Proxy Statement

Company are subject to its Registration Rights Agreement with the Company. See, "Management of Company: Directors and Executive Officers" and "Ownership of Company."

         The terms of the Registration Rights Agreements vary, although they generally share several common terms. The basic terms are as follows.

         If the Company proposes to register any of its securities under the Securities Act of 1933, as amended ("Securities Act") for its own account or for the account of other shareholders, the Company must notify all of the holders under the Registration Rights Agreements of the Company's intent to register such common stock. In addition, the Company must allow the holders an opportunity to include their shares ("Registrable Shares") in that registration. Each holder also has the right, under certain circumstances, to require the Company to register all or any portion of such holder's Registrable Shares under the Securities Act. The Registration Rights Agreements are subject to certain limitations and restrictions including the right of the Company to limit the number of Registrable Shares included in the registration. Generally, the Company is required to pay all registration expenses in connection with each
registration  of  Registrable   Shares  pursuant  to  the  Registration   Rights
Agreements.

         The Registration Rights Agreement between the Company and MCI WorldCom, dated March 31, 1993, specifically requires the Company to effect no more than two registrations at the request of MCI WorldCom. However, each registration request by MCI WorldCom must include Registrable Shares having an aggregate market value of more than $500,000. MCI WorldCom executed a second Registration Rights Agreement with the Company dated October 31, 1996, pursuant to which the Company is required to effect no more than two registrations at the request of MCI WorldCom, each request to cover Registrable Shares having an aggregate market value of at least $1.5 million.



                                                                 Proxy Statement

                              OWNERSHIP OF COMPANY

Principal Shareholders

         The following table sets forth, as of the Record Date, certain information regarding the beneficial ownership of Company Class A common stock and Class B common stock by each of the following:

         - Each person known by the Company to beneficially own 5% or more of the outstanding shares of Class A common stock or Class B common stock

         -        Each director of the Company

         -        Each of the Named Executive Officers

         - All current executive officers and directors of the Company as a group

All information with respect to beneficial ownership has been furnished to the Company by the respective shareholders of the Company.


                                              Amount and                                             Combined
                                              Nature of                      % of Total Shares        Voting
Name and Address of             Title of      Beneficial                        Outstanding           Power
Beneficial Owner (1)              Class      Ownership (#)   % of Class (%)  (Class A & B) (%)   (Class A & B) (%)
------------------------        --------   ----------------  --------------  -----------------   -----------------
Parties to Voting
Agreement:

MCI WorldCom (2)                 Class A      8,251,509           18.0              19.1               24.3
515 East Amite Street            Class B      1,275,791           31.5
Jackson, MS  39201-2702


Ronald A. Duncan (2)             Class A        967,887 (3)        2.1               2.9                6.5
                                 Class B        460,002 (3)       11.4


Robert M. Walp (2)               Class A        373,845 (4)          *               1.4                4.0
                                 Class B        303,457 (4)        7.5


Aggregate Shares Subject         Class A      9,448,587 (5)       20.1 (5)          23.0 (5)           34.5 (5)
  to Voting Agreement            Class B      2,030,591 (5)       50.1 (5)

                                                                 Proxy Statement


                                              Amount and                                             Combined
                                              Nature of                      % of Total Shares        Voting
Name and Address of             Title of      Beneficial                        Outstanding           Power
Beneficial Owner (1)              Class      Ownership (#)   % of Class (%)  (Class A & B) (%)   (Class A & B) (%)
------------------------        --------   ----------------  --------------  -----------------   -----------------
GCI Qualified Employee Stock     Class A      2,806,748            6.1               5.9                 4.9
Stock Purchase Plan              Class B        137,782            3.4
2550 Denali St., Ste. 1000
Anchorage, AK  99503

Kim Magness                      Class A        258,992 (6,7)        *               2.2                10.1
c/o Raymond L. Sutton, Jr.       Class B        844,848 (6,7)     20.8
303 East 17th Ave., Ste. 1100
Denver, CO  80203-1264

Gary Magness                     Class A        264,317 (6,7)        *               2.2                10.1
c/o Raymond L. Sutton, Jr.       Class B        843,448 (6,7)     20.8
303 East 17th Ave., Ste. 1100
Denver, CO  80203-1264

William C. Behnke                Class A        146,488 (8)          *                 *                   *
                                 Class B            ---            ---


Ronald R. Beaumont               Class A            ---            ---               ---                 ---
                                 Class B            ---            ---


Donne F. Fisher                  Class A        349,835 (9,10)       *               1.6                 5.5
                                 Class B        437,688 (9,10)    10.8


William P. Glasgow               Class A         22,085 (11)         *                 *                   *
                                 Class B            ---            ---


G. Wilson Hughes                 Class A        513,046 (12)       1.1               1.0                   *
                                 Class B          2,763 (12)         *


John M. Lowber                   Class A        331,003 (13)         *                 *                   *
                                 Class B          6,287 (13)         *


Stephen R. Mooney                Class A            ---            ---               ---                 ---
                                 Class B            ---            ---


Carter F. Page                   Class A         83,987 (9,14)       *                 *                 2.5
                                 Class B        198,246            5.2


Larry E. Romrell                 Class A            ---            ---                 *                   *
                                 Class B            328              *

                                                                 Proxy Statement


                                              Amount and                                             Combined
                                              Nature of                      % of Total Shares        Voting
Name and Address of             Title of      Beneficial                        Outstanding           Power
Beneficial Owner (1)              Class      Ownership (#)   % of Class (%)  (Class A & B) (%)   (Class A & B) (%)
------------------------        --------   ----------------  --------------  -----------------   -----------------
James M. Schneider               Class A         42,500 (9)          *                 *                   *
                                 Class B            ---            ---


Dana L. Tindall                  Class A        196,044 (15)         *                 *                   *
                                 Class B          3,820 (15)         *


All Directors and Executive      Class A      3,376,970 (16)       7.2               9.5                21.0
  Officers As a Group            Class B      1,489,772 (16)      37.0
  (14 Persons)

------------------------
* Represents beneficial ownership of less than 1% of the corresponding class of common stock.

1 Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. Shares of common stock of the Company that a person has the right to acquire within 60 days of the Record Date are deemed to be beneficially owned by such person and are included in the computation of the ownership and voting percentages only of such person. Each person has sole voting and investment power with respect to the shares indicated except as otherwise stated in the footnotes to the table.

2 Each of these persons is a party to Voting Agreement and can be deemed a beneficial owner of all of the 2,030,591 shares of Class A common stock and 9,448,587 shares of Class B common stock that are subject to the Voting Agreement. See, within this section, "--Changes in Control." MCI WorldCom reported shared voting and investment power with respect to shares held by it that are subject to the Voting Agreement. Messrs. Duncan and Walp reported shared voting power with respect to shares held by each of them that were subject to the Voting Agreement.

3 Includes 106,425 shares of Class A common stock and 6,251 shares of Class B common stock allocated to Mr. Duncan under the Stock Purchase Plan. Does not include 195,331 shares of Class A common stock held by the Company in treasury pursuant to deferred compensation agreements with the Company. See, "Management of Company: Executive Compensation." Does not include 18,560 shares of Class A common stock or 8,242 shares of Class B common stock held by the Amanda Miller Trust, with respect to which Mr. Duncan has no voting or investment power. Does not include 5,760 shares of Class A common stock or 27,020 shares of Class B common stock held by Dani Bowman, Mr. Duncan's wife, of which Mr. Duncan disclaims beneficial ownership.

4 Includes 38,229 shares of Class A common stock and 2,408 shares of Class B common stock allocated to Mr. Walp under the Stock Purchase Plan.

5 Does not include shares allocated to Messrs. Duncan and Walp under the Stock Purchase Plan.

6 Includes 76,688 shares of Class A and 620,608 shares of Class B common stock owned by Magness FT Investment Company, LLC of which Mr. Magness owns a 50% interest.

7 Includes 177,324 shares of Class A and 198,440 shares of Class B common stock owned by Magness Securities, LLC of which Mr. Magness owns a 50% interest.


                                                                 Proxy Statement
                                                                         Page 52

8 Includes 120,000 shares which Mr. Behnke has the right to acquire within 60 days of the Record Date by the exercise of vested stock options. Does not include 9,055 shares of Company Class A common stock held in treasury by the Company pursuant to the Behnke deferred compensation agreement.

9 Includes 12,500 shares of Company Class A common stock each to Messrs. Fisher, Page, and Schneider which they each respectively have the right to acquire within 60 days of the Record Date by the exercise of respective stock options.

10 Includes 300,200 shares of Class A and 225,000 shares of Class B common stock owned by Fisher Capital Partners, Ltd., the corporate general partner of which is controlled by Mr. Fisher.

11 Does not include shareholdings of Prime II Management, Inc. and its affiliate
   Prime Management, whose shareholdings included 278,031 shares of Company Class A common stock and a warrant to purchase 425,000 shares of Class A common stock, and does not include 158 shares beneficially owned by minor children of Mr. Glasgow. Mr. Glasgow claims not to have or share investment control of the shares held by these entities, and he disclaims any beneficial ownership of the shares held by these entities or held by his children.

12 Includes 430,000 shares of Class A common stock which Mr. Hughes has the right to acquire within 60 days of the Record Date by the exercise of vested stock options. Includes 39,046 shares of Class A common stock and 2,763 shares of Class B common stock allocated to Mr. Hughes under the Stock Purchase Plan. Does not include 37,437 shares of Class A common stock held in treasury by the Company pursuant to the Hughes Agreement. See, "Management of
   Company: Employment and Deferred Compensation Agreements."

13 Includes 190,000 shares which Mr. Lowber has the right to acquire within 60 days of the Record Date by the exercise of vested stock options. Includes 33,358 shares of Class A common stock and 6,017 shares of Class B common stock allocated to Mr. Lowber under the Stock Purchase Plan.

14 Does not include 8,550 shares of Class A common stock held in trust for the benefit of Mr. Page's grandchildren of which Mr. Page disclaims beneficial ownership. The trustee of the trust is Keith Page, Mr. Page's son.

15 Includes 150,000 shares which Ms. Tindall has the right to acquire within 60 days of the Record Date by the exercise of vested stock options. Includes 45,785 shares of Class A common stock and 3,820 shares of Class B common stock allocated to Ms. Tindall under the Stock Purchase Plan.

16 Includes 1,077,500 shares of Class A common stock which such persons have the right to acquire within 60 days of the Record Date through the exercise of vested stock options. Includes 287,601 shares of Class A common stock and 24,412 shares of Class B common stock allocated to such persons under the Stock Purchase Plan. Does not include ownership of parties to the Voting Agreement other than Messrs. Duncan and Walp.
------------------------

Changes in Control

         Preferred Stock Offering. With the Company's sale of the Preferred Stock Shares pursuant to the Preferred Stock Offering as described elsewhere in this Proxy Statement, the purchasers of those shares will, for shareholder meetings subsequent to the Annual Meeting, have the right to vote on all matters presented for


                                                                 Proxy Statement
vote to the holders of common stock of the Company on an as-converted basis. In addition, the holders of the Preferred Stock Shares have limited voting rights as a class or otherwise to require the Company to request their consent on specific actions which might be taken including amending the Articles, restructuring the Company (with the adoption of the Article Amendments and their filing with the Alaska Department of Commerce and Economic Development), paying dividends, and redeeming stock. Under the present Articles and the Article Amendments, the Class A common stock and Class B common stock vote for directors and on such specific actions, as one class, with limited exceptions as set forth in the Alaska Corporations Code. These exceptions include action to amend the articles of incorporation of a corporation in certain specific areas including changes in the designations, preferences, limitations, or relative rights of shares of the class.

         Under the terms of the Preferred Stock Offering, the investors in the Preferred Stock Shares have the right to convert their shares into common stock of the Company at a specified conversion price of $5.55 per share. Using that conversion price and assuming the conversion of all of the Preferred Stock Shares as of the Record Date, the stock could be converted into 3,604,000 shares of Class A common stock of the Company, which constitute approximately 7.3% of its outstanding Class A common stock. In addition, as a part of the terms of the Preferred Stock Offering, the Board will increase its size from the present nine directors to ten directors and will, upon qualification, appoint an individual recommended by the holders of the Preferred Stock Shares to fill that new seat to serve until the next shareholder meeting. Should the holders of common stock of the Company in subsequent shareholder meetings not elect that individual or another individual proposed by the holders of the Preferred Stock Shares, those holders would have the right to appoint an observer at the meetings of the Board. The Preferred Stock Offering further provides that these rights of the holders of Preferred Stock Shares relating to the Board seat and observer are to remain effective so long as any of the Preferred Stock Shares remain outstanding. See, "Company Annual Meeting: Article Amendments."

         Voting Agreement. As of the Record Date, the Voting Agreement provided, in part, that the voting stock of the parties to it will each be voted at shareholder meetings as a block in favor of two nominees proposed by MCI WorldCom (succeeding to the rights of MCI Telecommunications Corporation) and one nominee each for Messrs. Duncan and Walp. In addition, these parties to the agreement agreed under certain conditions, to vote for one nominee to the Board recommended by Prime Management. As of the Record Date and since Mr. Glasgow (Prime Management's nominee in past annual meetings) was not up for election at the Annual Meeting, the Company did not expect that Prime Management would submit a nominee for the Annual Meeting. See, within this section, "-- Changes in Control -- MCI Merger into WorldCom" and "Management of Company: Voting Agreement."


                                                                 Proxy Statement

         Pledged Assets and Securities. The obligations of the Company under its credit facilities are secured by substantially all of the assets of the Company and its direct and indirect subsidiaries. Upon a default by the Company under such agreements, the Company's lenders could gain control of the assets of the Company, including the capital stock of the Company's subsidiaries. The Company has been at all times since January 1, 1998 and up through the Record Date, in compliance with all material terms of these credit facilities. Briefly, these obligations and pledges are as follows.

         Credit Facility. On August 1, 1997, through a wholly owned subsidiary, GCI Holdings, Inc. an Alaska corporation ("GCI Holdings"), the Company entered into a new credit facility ("Credit Facility"). The Credit Facility was entered into in part to refinance and pay off the then existing telephony and cable television credit facilities of the Company and to provide longer term financing of the development of telephony and cable services of the Company. GCI Holdings was formed specifically to be the obligor under the Credit Facility. See, within this section, "-- Senior Notes." The aggregate principal amount available to be borrowed under the Credit Facility is $200 million (a portion of which is a separate $50 million tranche. The Credit Facility is secured by substantially all of the assets of the Company and provides for the following restrictions and limitations:

         -        Restricts the payment of cash dividends

         -        Limits borrowings

         -        Limits the incurrence of additional long term indebtedness

         -        Limits the issuance of additional equity

         -        Requires the maintenance of certain financial ratios

         -        Limits liens

         -        Limits investments

         -        Limits changes of management

         -        Limits changes of control

         -        Limits transactions with affiliates

         -        Limits mergers and acquisitions


                                                                 Proxy Statement

         -        Limits asset sales

         -        Limits changes in business

The Credit Facility matures on June 30, 2005, subject to required reductions in the commitment amounts commencing September 30, 2000. The obligations of GCI Holdings under the Credit Facility are secured by a lien on substantially all its assets and its restricted subsidiaries, including the stock of those subsidiaries, subject to the existing lien securing the Fiber Lease Facility as described elsewhere in this section. See, within this section, "-- Fiber Lease Facility."

         As of December 31, 1998, the Company had outstanding indebtedness of approximately $106.7 million under the Credit Facility. The total indebtedness under the facility, as of the Record Date, was approximately $106.7 million.

         Fiber Facility. In January 1998, the Company entered into a separate credit facility to finance the construction of its new undersea fiber optic cable ("Fiber Facility"). As of the Record Date, the total indebtedness incurred under the facility was $75 million. Indebtedness incurred under the Fiber Facility matures ten years after the initial closing of the facility and accrues interest at a rate selected by the Company equal to LIBOR plus 3.0% or the prime rate plus 1.75%. The borrower under the Fiber Facility is Alaska United Fiber System Partnership, an indirect wholly-owned subsidiary of the Company and an unrestricted subsidiary under the Credit Facility and the Indenture associated with the Senior Notes. See, within this section, "-- Senior Notes." Indebtedness under the Fiber Facility is secured by substantially all assets of the partnership. Other subsidiaries of the Company, including GCI Holdings and GCI, Inc. have entered into various agreements intended to assure the ability of that partnership to meet its obligations under the Fiber Facility, including leases of capacity, keep-well agreements, and a completion guarantee.

         As of December 31, 1998, the Company had outstanding indebtedness of approximately $61.2 million under the Fiber Facility. The total indebtedness under the facility, as of the Record Date, was approximately $75 million.

         Fiber Lease Facility. On December 31, 1992, GCI Leasing, Co., Inc., an indirect wholly-owned subsidiary of the Company ("Leasing Company"), entered into a $12 million loan agreement ("Fiber Lease Facility"), of which approximately $9 million of the proceeds were used to acquire capacity on the undersea fiber optic cable linking Seward, Alaska and Pacific City, Oregon. Concurrently, Leasing Company leased the capacity under a ten year all events, take-or-pay contract to MCI Communications Corporation, which subleased the capacity back to the Company. The lease and sublease agreements provide for equivalent terms of 10 years and identical monthly payments of $200,000. The proceeds of the lease agreement with MCI


                                                                 Proxy Statement

Communications Corporation were pledged as primary security for the financing. The Fiber Lease Facility provides for monthly payments of $170,000 including principal and interest through the earlier of January 1, 2003, or until repaid. The Fiber Lease Facility provides for interest at the prime rate less one-quarter percent. Additional collateral includes substantially all of the assets of Leasing Company including the fiber capacity and a security interest in all of its outstanding stock. MCI WorldCom (succeeding to the rights of MCI Communications Corporation) has a second position security interest in the assets of Leasing Company. See, within this section, "-- Changes in Control -- MCI Merger into WorldCom."

         As of December 31, 1998, the Company had  outstanding  indebtedness  of
approximately   $3.7  million  under  the  Fiber  Lease   Facility.   The  total
indebtedness under that facility, as of the Record Date, was $3.2 million.

         TCI Merger into AT&T. TCI, i.e., Tele-Communications, Inc., a former signatory to the Voting Agreement, announced in June 1998 its pending merger with AT&T Corp ("AT&T"), with the latter corporation being the surviving corporation, subject to approval of their respective shareholders. In March 1999, AT&T announced that the merger had been approved by the shareholders of both corporations and that the Federal Communications Commission had imposed no major conditions on the merger. Prior to the merger announcement, Kearns-Tribune Corporation, a subsidiary of TCI, held 300,200 shares of Company Class A and 225,000 shares of Company Class B common stock. These shares were sold prior to consummation of that merger. The Company expects that the two individuals formerly identified as TCI's allocation to the Company's board through the Voting Agreement, (Messrs. Fisher and Romrell) will continue as directors of the Company. See, "Ownership of Company: Principal Shareholders."

         MCI Merger into WorldCom. On September 14, 1998, MCI Communications Corporation was acquired by WorldCom, Inc. through a merger with the surviving corporation called MCI WorldCom, Inc., i.e., MCI WorldCom. It is the Company's understanding that the contract rights of MCI Communications Corporation directly or through its subsidiaries in its agreements with the Company have been acquired by MCI WorldCom. Similarly, the stock ownership by MCI Telecommunications Corporation has become ownership by MCI WorldCom.


                                                                 Proxy Statement

Senior Notes

         On August 1, 1997, GCI, Inc., an Alaska corporation and wholly-owned subsidiary of the Company, publicly sold $180 million of unsecured 9.75% senior notes ("Senior Notes"). The Senior Notes are due in the year 2007. GCI, Inc. was formed specifically to issue the Senior Notes. The Senior Notes are subject to the terms of an indenture ("Indenture") entered into by GCI, Inc. Upon the occurrence of a change of control, as defined in the Indenture, GCI, Inc. is required to offer to purchase the Senior Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest.

         The Indenture provides that the Senior Notes are redeemable at the option of GCI, Inc. at specified redemption prices commencing in 2002. In addition, prior to August 1, 2000, GCI, Inc. is permitted to redeem up to 33-1/3% of the Senior Notes out of the net cash proceeds of one or more public equity offerings. The terms of the Senior Notes contain limitations on the ability of GCI, Inc. and its restricted subsidiaries to incur additional indebtedness, limitations on investments, payment of dividends and other restricted payments and limitations on liens, asset sales, mergers, transactions with affiliates and operation of unrestricted subsidiaries. The Indenture also limits the ability of GCI, Inc. and its restricted subsidiaries to enter into or allow to exist specified restrictions on the ability of GCI, Inc. to receive distributions from restricted subsidiaries.

         For purposes of the Indenture and the Senior Notes, the restricted subsidiaries consist of all direct or indirect subsidiaries of the Company, with the exception of the unrestricted subsidiaries. As of the Record Date, the unrestricted subsidiaries were entities formed by the Company in conjunction with its Fiber Facility as described elsewhere in this section. These unrestricted subsidiaries consisted of GCI Transport Co., Inc., GCI Satellite Co., Inc., GCI Fiber Co., Inc., Fiber Hold Co., Inc. and Alaska United Fiber System Partnership. See, within this section, "-- Changes in Control -- Pledged Assets and Securities -- Fiber Facility" and "-- Pledged Assets and Securities -- Fiber Lease Facility."

         Both the Company and GCI, Inc. have since January 1, 1998 and up through the Record Date been in compliance with all material terms of the Indenture including making timely payments on the obligations of GCI, Inc.


                                                                 Proxy Statement

                        LITIGATION AND REGULATORY MATTERS

         The Company was, as of the Record Date, involved in several administrative and civil action matters primarily related to its telecommunications markets in Alaska and the remaining 49 states and other regulatory matters. These actions are discussed in the Company's Annual Report. See, "Annual Report."



                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The Company Board retained KPMG Peat Marwick LLP as the independent certified public accountants for the Company during the fiscal year ended December 31, 1998. It is anticipated that the Board will appoint KPMG Peat Marwick LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 1999. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting. The representative will have the opportunity to make a statement, if so desired, and will be able to respond to appropriate questions.



                                  ANNUAL REPORT

         The Annual Report to shareholders of the Company in the form of Form 10-K for the year ended December 31, 1998 is enclosed with this Proxy Statement.



                       SUBMISSION OF SHAREHOLDER PROPOSALS

         Certain matters are required to be considered at an annual meeting of shareholders of the Company, e.g., the election of directors. From time to time, the board of directors of the Company may wish to submit to those shareholders other matters for consideration. Additionally, those shareholders may be asked to consider and take action on proposals submitted by shareholders who are not members of management that cover matters deemed proper under regulations of the Securities and Exchange Commission and applicable state laws.

         Shareholder eligibility to submit proposals, proper subjects and the form of shareholder proposals are regulated by Rule 14a-8 under Section 14(a) of the Exchange Act. Each proposal submitted should be sent to the Secretary of the Company at the corporate offices of the Company. Such proposals should include the full and correct registered name and address of the shareholders making the


                                                                 Proxy Statement
proposal, the number of shares owned and their date of acquisition. If beneficial ownership is claimed, proof of it should be submitted with the proposal. Such shareholders or their representatives must appear in person at the 2000 annual meeting and must present the proposal, unless they can show good cause for not doing so.

         Shareholder proposals must be received by the Secretary of the Company not later than December 30, 1999 for such proposals to be included in proxy materials for the 2000 annual meeting of shareholders of the Company.

         Management carefully considers all proposals and suggestions from shareholders. When adoption of a suggestion or proposal is clearly in the best interest of the Company and the shareholders generally, and does not require shareholder approval, it is usually adopted by the Board, if appropriate, rather than being included in the proxy statement.


                                                                 Proxy Statement
                                                                         Page 60

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No. N/A)

Filed by the Registrant                     [X]
Filed by a Party other than registrant      [ ]

Check the appropriate box:
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[ ]  Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
     14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

     General Communication, Inc.
 ................................................................................
                (Name of Registrant as Specified in Its Charter)
     N/A
 ................................................................................
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Payment of Filing Fee (Check the appropriate box):
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     1)   Title of each class of securities to which transaction applies:.......

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     1)   Amount Previously Paid:...............................................

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     4)   Date Filed:...........................................................